                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

================================================================================


                                   INDENTURE

                          Dated as of August 6, 1998


                                     Among

                             GLOBE HOLDINGS, INC.,
                                  as Issuer,

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                  as Trustee

                      ----------------------------------

                                  $49,086,000

                      14% Senior Discount Notes due 2009


================================================================================

                             CROSS-REFERENCE TABLE

  TIA                                                Indenture
Section                                               Section
-------                                              ----------
310    (a)(1)........................................   7.10
       (a)(2)........................................   7.10
       (a)(3)........................................   N.A.**
       (a)(4)........................................   N.A.
       (a)(5)........................................   7.08; 7.10
       (b)...........................................   7.08; 7.10
       (c)...........................................   N.A.
311    (a)...........................................   7.11
       (b)...........................................   7.11
       (c)...........................................   N.A.
312    (a)...........................................   2.05
       (b)...........................................   13.03
       (c)...........................................   13.03
313    (a)...........................................   7.06
       (b)(1)........................................   7.06
       (b)(2)........................................   7.06
       (c)...........................................   7.06; 13.02
       (d)...........................................   7.06
314    (a)(1),(2),(3)................................   4.06; 4.08; 7.06; 13.02
       (a)(4)........................................   4.06
       (b)...........................................   N.A.
       (c)(1)........................................   13.04
       (c)(2)........................................   13.04
       (c)(3)........................................   N.A.
       (d)...........................................   N.A.
       (e)...........................................   13.05
       (f)...........................................   N.A
315    (a)...........................................   7.01(b)
       (b)...........................................   7.05; 13.02
       (c)...........................................   7.01(a)
       (d)...........................................   7.01(c)
       (e)...........................................   6.11
316    (a)(last sentence)............................   2.09
       (a)(1)(A).....................................   6.05
       (a)(1)(B).....................................   6.04
       (a)(2)........................................   N.A.
       (b)...........................................   6.07
317    (a)(1)........................................   6.08

       (a)(2)........................................   6.09
       (b)...........................................   2.04
318    (a)...........................................   13.01
       (c)...........................................   13.01

------------------------

** N.A. means Not Applicable

This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                           Page
ARTICLE ONE

     DEFINITIONS AND INCORPORATION BY REFERENCE............................   1
     SECTION 1.01.     Definitions.........................................   1
     SECTION 1.02.     Incorporation by Reference of TIA...................  25
     SECTION 1.03.     Rules of Construction...............................  26

ARTICLE TWO

     THE SECURITIES........................................................  26
     SECTION 2.01.     Form and Dating.....................................  26
     SECTION 2.02.     Execution and Authentication........................  27
     SECTION 2.03.     Registrar and Paying Agent..........................  28
     SECTION 2.04.     Paying Agent To Hold Assets in Trust................  29
     SECTION 2.05.     Securityholder Lists................................  29
     SECTION 2.06.     Transfer and Exchange...............................  29
     SECTION 2.07.     Replacement Securities..............................  30
     SECTION 2.08.     Outstanding Securities..............................  30
     SECTION 2.09.     Treasury Securities.................................  31
     SECTION 2.10.     Temporary Securities................................  31
     SECTION 2.11.     Cancellation........................................  31
     SECTION 2.12.     Defaulted Interest..................................  32
     SECTION 2.13.     CUSIP Number........................................  32
     SECTION 2.14.     Deposit of Moneys...................................  33
     SECTION 2.15.     Book-Entry Provisions for Global Securities.........  33
     SECTION 2.16.     Special Transfer Provisions.........................  34
     SECTION 2.17.     Liquidated Damages under Registration Rights
                       Agreement...........................................  37

ARTICLE THREE

     REDEMPTION............................................................  37
     SECTION 3.01.     Optional Redemption.................................  37
     SECTION 3.02.     Applicability of Article............................  38
     SECTION 3.03.     Election To Redeem; Notice to Trustee...............  39
     SECTION 3.04.     Selection by Trustee of Securities To Be Redeemed...  39
     SECTION 3.05.     Notice of Redemption................................  39
     SECTION 3.06.     Deposit of Redemption Price.........................  40
     SECTION 3.07.     Securities Payable on Redemption Date...............  40

     SECTION 3.08.     Securities Redeemed in Part......................... 41

ARTICLE FOUR

     COVENANTS                                                              41
     SECTION 4.01.     Payment of Securities............................... 41
     SECTION 4.02.     Maintenance of Office or Agency..................... 42
     SECTION 4.03.     Corporate Existence................................. 42
     SECTION 4.04.     Payment of Taxes and Other Claims................... 42
     SECTION 4.05.     Maintenance of Properties and Insurance............. 42
     SECTION 4.06.     Compliance Certificate; Notice of Default........... 43
     SECTION 4.07.     Compliance with Laws................................ 43
     SECTION 4.08.     Reports............................................. 44
     SECTION 4.09.     Waiver of Stay, Extension or Usury Laws............. 44
     SECTION 4.10.     Limitation on Restricted Payments................... 44
     SECTION 4.11.     Limitation on Transactions with Related Persons..... 47
     SECTION 4.12.     Limitation on Incurrence of Debt and Issuance of
                       Preferred Stock..................................... 48
     SECTION 4.13.     Payment Restrictions Affecting Restricted
                       Subsidiaries........................................ 51
     SECTION 4.14.     [Intentionally Omitted.]............................ 52
     SECTION 4.15.     Change of Control................................... 52
     SECTION 4.16.     Limitation on Asset Sales........................... 54
     SECTION 4.17.     Limitation on Liens................................. 56
     SECTION 4.18.     [Intentionally Omitted.]............................ 57
     SECTION 4.19.     Conduct of Business of the Issuer and Its
                       Restricted Subsidiaries............................. 57
     SECTION 4.20.     [Intentionally Omitted.]............................ 57
     SECTION 4.21.     Rule 144A Information Requirement................... 57
     SECTION 4.22.     Issuance and Sale of Capital Stock of Restricted
                       Subsidiaries........................................ 57
     SECTION 4.23.     Limitation on Sale and Lease-Back Transactions...... 57
     SECTION 4.24.     Payments for Consent................................ 58

ARTICLE FIVE

     SUCCESSOR CORPORATION................................................. 58
     SECTION 5.01.     Merger, Consolidation or Sale of Assets............. 58
     SECTION 5.02.     Successor Corporation Substituted................... 59


ARTICLE SIX
     DEFAULT AND REMEDIES.................................................. 59
     SECTION 6.01.     Events of Default................................... 59
     SECTION 6.02.     Acceleration........................................ 61
     SECTION 6.03.     Other Remedies...................................... 62
     SECTION 6.04.     Waiver of Past Defaults............................. 62
     SECTION 6.05.     Control by Majority................................. 63
     SECTION 6.06.     Limitation on Suits................................. 63
     SECTION 6.07.     Rights of Holders To Receive Payment................ 63
     SECTION 6.08.     Collection Suit by Trustee.......................... 64
     SECTION 6.09.     Trustee May File Proofs of Claim.................... 64
     SECTION 6.10.     Priorities.......................................... 64
     SECTION 6.11.     Undertaking for Costs............................... 65
     SECTION 6.12.     Restoration of Rights and Remedies.................. 65

ARTICLE SEVEN
     TRUSTEE............................................................... 65
     SECTION 7.01.     Duties of Trustee................................... 65
     SECTION 7.02.     Rights of Trustee................................... 67
     SECTION 7.03.     Individual Rights of Trustee........................ 68
     SECTION 7.04.     Disclaimer of Trustee............................... 68
     SECTION 7.05.     Notice of Default................................... 68
     SECTION 7.06.     Reports by Trustee to Holders....................... 69
     SECTION 7.07.     Compensation and Indemnity.......................... 69
     SECTION 7.08.     Replacement of Trustee.............................. 70
     SECTION 7.09.     Successor Trustee by Merger, etc.................... 71
     SECTION 7.10.     Eligibility; Disqualification....................... 71
     SECTION 7.11.     Preferential Collection of Claims Against the Issuer 71

ARTICLE EIGHT
     DISCHARGE OF THIS INDENTURE; DEFEASANCE............................... 72
     SECTION 8.01.     Option to Effect Defeasance or Covenant Defeasance.. 72
     SECTION 8.02.     Defeasance and Discharge............................ 72
     SECTION 8.03.     Covenant Defeasance................................. 72
     SECTION 8.04.     Conditions to Defeasance or Covenant Defeasance..... 73
     SECTION 8.05.     Deposited Money and U.S. Government Obligations
                       to Be Held in Trust; Other Miscellaneous
                       Provisions.......................................... 75
     SECTION 8.06.     Reinstatement....................................... 75



ARTICLE NINE
     AMENDMENTS, SUPPLEMENTS AND WAIVERS................................... 76
     SECTION 9.01.     Without Consent of Holders.......................... 76
     SECTION 9.02.     With Consent of Holders............................. 77
     SECTION 9.03.     Compliance with TIA................................. 78
     SECTION 9.04.     Revocation and Effect of Consents................... 78
     SECTION 9.05.     Notation on or Exchange of Securities............... 79
     SECTION 9.06.     Trustee To Sign Amendments, etc..................... 79

ARTICLE TEN

     [Intentionally Omitted.].............................................. 80

ARTICLE ELEVEN

     [Intentionally Omitted.].............................................. 80

ARTICLE TWELVE

     [Intentionally Omitted.].............................................. 80

ARTICLE THIRTEEN

     MISCELLANEOUS......................................................... 80
     SECTION 13.01.    TIA Controls........................................ 80
     SECTION 13.02.    Notices............................................. 80
     SECTION 13.03.    Communications by Holders with Other Holders........ 81
     SECTION 13.04.    Certificate and Opinion as to Conditions Precedent.. 81
     SECTION 13.05.    Statements Required in Certificate or Opinion....... 82
     SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar........... 82
     SECTION 13.07.    Legal Holidays...................................... 83
     SECTION 13.08.    Governing Law....................................... 83
     SECTION 13.09.    No Adverse Interpretation of Other Agreements....... 83
     SECTION 13.10.    No Recourse Against Others.......................... 83
     SECTION 13.11.    Successors.......................................... 83
     SECTION 13.12.    Duplicate Originals................................. 83
     SECTION 13.13.    Severability........................................ 84

SIGNATURES................................................................. 85



     Exhibit A-1 -  Form of Security
     Exhibit A-2 -  Form of Exchange Security
     Exhibit B -    Form of Legend for Global Security
     Exhibit C -    Transferee Certificate for Institutional
                    Accredited Investors Who Are Not QIBs
     Exhibit D -    Form of Letter for Transfers to Non-U.S. Persons


This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          This INDENTURE, dated as of August 6, 1998, among Globe Holdings, Inc., a Massachusetts corporation (the "Issuer"), and Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer's 14% Senior Discount Notes due 2009:


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01. Definitions.

          "Acceleration Notice" has the meaning provided in Section 6.02.

          "Accounts Receivable Subsidiary" means any Subsidiary of the Issuer that is, directly or indirectly, wholly owned by the Issuer (other than director qualifying shares) and organized solely for the purpose of and engaged in (i) purchasing, financing and collecting accounts receivable obligations of customers of the Issuer or its Subsidiaries, (ii) the sale or financing of such accounts receivable or interest therein and (iii) other activities incident thereto.

          "Accreted Value" means for each $1,000 face amount of Securities, as of any date of determination prior to August 1, 2003, the sum of (i) the initial offering price of each Security ($509.31) and (ii) that portion of the excess of the principal amount at maturity of each Security over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each August 1 and February 1 at the rate of 14% per anum from the date of issuance of the Security through the date of determination.

          "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person which, in each case, is not repaid at or within five days following the date of such acquisition.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding the foregoing, no Person (other than the Issuer or any Subsidiary of the Issuer) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Issuer or any of its Subsidiaries solely by reason of such Investment.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Agent Members" has the meaning provided in Section 2.15.

          "Applicable Premium" means, with respect to a Security at any redemption date, the greater of (i) 1.0% of the Accreted Value of such Security to the date of redemption and (ii) the excess of (A) the present value at such time of the redemption price of such Security at August 1, 2003 (such redemption price being set forth in the table set forth in Section 3.01) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the Accreted Value of such Security as of the date of redemption.

          "Asset Sale" means (i) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale and Lease-Back Transaction) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or the provisions of Section 5.01 and not by the provisions of Section 4.16), and (ii) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer's Restricted Subsidiaries (to the extent such Equity Interests are held by the Issuer or another Restricted Subsidiary of the Issuer), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that (x) have a fair market value in excess of $1.0 million or (y) generate net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following shall not be deemed to constitute Asset Sales: (i) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP; (ii) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Entity in a Qualified

Securitization Transaction (for the purposes of this clause (ii), Purchase Money Notes shall be deemed to be cash); (iii) a transfer of assets by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary; (iv) a disposition of inventory held for sale in the ordinary course of business or obsolete, worn out or damaged property or equipment in the ordinary course of business; (v) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary; (vi) a Restricted Payment or Permitted Investment that is permitted by Section 4.10; (vii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (viii) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; and (ix) sales of accounts receivable for cash at fair market value, and any sale, conveyance or transfer of accounts receivable in the ordinary course of business to an Accounts Receivable Subsidiary or to third parties that are not Affiliates of the Issuer or any Subsidiary of the Issuer.

          "Asset Sale Offer" has the meaning provided in Section 4.16(c).

          "Asset Sale Offer Date" has the meaning provided in Section 4.16(c).

          "Asset Sale Offered Price" has the meaning provided in Section
4.16(c).

          "Asset Sale Pari Passu Offer" has the meaning provided in Section 4.16(c).

          "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Authenticating Agent" has the meaning provided in Section 2.02.

          "Authorized Officer" means, with respect to any Person (other than any Agent), each of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or Clerk or any Assistant Secretary or Assistant Clerk of such Person, or any other officer designated as an Authorized Officer by the Board of Directors (or similar governing body of such Person) in a writing delivered to the Trustee, or with respect to a Person (other than any Agent) organized as a partnership, limited liability partnership or limited liability limited partnership, the general partner or managing member of such Person, as the case may be.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

          "Board of Directors" means the board of directors, advisory committee, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of any Person.

          "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Issuer or a Restricted Subsidiary of the Issuer, as appropriate, and to be in full force and effect, and delivered to the Trustee.

          "Business Day" means a day that is not a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition, (vi) marketable direct obligations issued by any state of the United States or any political subdivision, or public instrumentality of such state, in each case having maturities of not more than one year from the date of acquisition and, at the time of acquisition thereof, having one of the two highest ratings obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, and (vii) money market, mutual or similar funds which invest substantially all of their assets in securities of the type described in clauses (i) through (vi) above.

          "Certificated Securities" has the meaning provided in Section 2.01.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), or group of related persons, together with any Affiliates thereof (other than Permitted Holders); (ii) the adoption by the Issuer of a plan relating to the liquidation or dissolution of the Issuer; (iii) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) or group of related persons, together with any Affiliates thereof (other than Permitted Holders) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% (measured by voting power rather than number of shares) of the Voting Stock of the Issuer.

          "Change of Control Date" has the meaning provided in Section 4.15.

          "Change of Control Offer" has the meaning provided in Section 4.15.

          "Change of Control Payment" has the meaning provided in Section 4.15.

          "Change of Control Payment Date" has the meaning provided in Section 4.15.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income and without regard to the $1.0 million threshold in the definition thereof), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) the consolidated net interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (v) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (vi) other non-recurring non-cash items increasing such Consolidated Net Income for such period (which will be added back to Consolidated Cash Flow in any subsequent period to the extent cash is received in respect of such item in such subsequent period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, "Consolidated Cash Flow" shall be calculated without giving effect to amortization or depreciation of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with any acquisition permitted under this Indenture) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with any such acquisition).

          "Consolidated Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Debt (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment or redemption of Debt, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions or Asset Sales that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on Debt determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Calculation Date,
(ii) if interest on any Debt actually incurred on the Calculation Date may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the relevant four-quarter period reference, and (iii) notwithstanding the foregoing, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs (other than those debt issuance costs incurred on the Issue Date in connection with the Transactions) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Debt of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon), and (iv) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Issuer) paid or accrued during such period.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, provided that such Net Income shall not be so excluded in calculating Consolidated Net Income (A) as a component of Consolidated Cash Flow for purposes of calculating the Consolidated Fixed Charge Coverage Ratio in determining whether (1) a Restricted Subsidiary can incur additional Debt or issue preferred stock pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a) or (2) the Issuer can incur $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a) for purposes of (x) clause (ii) of Section 4.10(a),
(y) clause (iv) of Section 5.01 or (z) the definition of "Unrestricted Subsidiary" or (B) for purposes of clause (iii) of Section 4.10(a) in determining whether a Restricted Subsidiary may make a Restricted Investment,
(iii) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles adopted after the Issue Date shall be excluded, (v) any restoration to Net Income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, shall be excluded, (vi) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded, (vii) non-cash compensation charges arising upon the issuance or exercise of employee stock options or Capital Stock (other than Disqualified Stock) shall be excluded and (viii) all extraordinary gains and extraordinary losses and any unusual or non-recurring charges recorded or accrued in connection with the Transactions (as defined in the Final Offering Memorandum) shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the ordinary shareholders of such Person and its consolidated Subsidiaries as of such date and (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (A) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (B) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (C) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Consulting Agreement" means the Consulting Agreement between Globe Manufacturing and Thomas Rodgers, Jr. as in effect on the date of this Indenture or as thereafter amended in a manner that is not adverse to the Issuer or the Holders of the Securities.

          "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Issuer who (i) was a member of such Board of Directors on the date of this Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) was nominated for election or elected to such Board of Directors by or with the approval of the Permitted Holders.

          "Credit Facilities" means, with respect to the Issuer or any Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptance or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Debt under Credit Facilities outstanding on the date on which Securities are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Debt" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Debt of others secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Debt of any other Person (but excluding, with respect to Debt of a Securitization Entity, any Standard Securitization Undertakings that might be deemed to constitute guarantees). The amount of any Debt outstanding as of any date shall be (i) the accrued or accreted value thereof, in the case of any Debt that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt. For purposes of calculating the amount of Debt of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Debt but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depositary" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depositary by the Issuer, which must be a clearing agency registered under the Exchange Act.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10.

          "Employee Notes" has the meaning provided in Section 4.12.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means a bona fide underwritten sale to the public of Equity Interests (other than Disqualified Stock) of the Issuer pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Issuer) that is declared effective by the Commission.

          "Executive Securities Agreement" means each of the Executive Securities Agreements between the Issuer and the other signatory thereto as in effect on the date of this Indenture or as thereafter amended in a manner that is not adverse to the Holders of the Securities in any material respect.

          "Existing Debt" means up to $500,000 in aggregate principal amount of Debt of the Issuer and its Restricted Subsidiaries (other than Debt under the Senior Credit Facility or Debt evidenced by the Senior Subordinated Notes) in existence on the date of this Indenture, until such amounts are repaid.

          "Event of Default" has the meaning provided in Section 6.01.

          "Excess Proceeds" has the meaning provided in Section 4.16(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Securities" means the 14% Senior Discount Notes due 2009 of the Issuer to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement or, with respect to Initial Securities issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02 and
Section 4.12, a registration rights agreement substantially similar to the Registration Rights Agreement.

          "Final Offering Memorandum" means the Offering Memorandum dated July 30, 1998, relating to the offering of the Securities on the Issue Date.

          "Foreign Subsidiary" means any Subsidiary not organized or validly existing under the laws of the United States or any state thereof or the District of Columbia.

          "Foreign Restricted Subsidiary" means any Foreign Subsidiary that is a Restricted Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

          "Global Security" means a security evidencing all or a part of the Securities issued to the Depositary in accordance with Section 2.01 and bearing the legend prescribed in Exhibit B.

          "Globe Manufacturing" means Globe Manufacturing Corp., an Alabama corporation, and its successors and assigns

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Swap Agreements and Currency Agreements.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "IAI Securities" means Securities resold by the Initial Purchaser to an Institutional Accredited Investor.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Initial Purchaser" means BancAmerica Robertson Stephens.

          "Initial Securities" means the 14% Senior Discount Notes due 2009 of the Issuer issued on the Issue Date.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means interest payable on the Securities under this Indenture and interest payable under the Registration Rights Agreement.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Swap Agreements" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, treasury rate-lock agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer from fluctuations in interest rates.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any Interest Swap Agreement with any other Person.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees and extensions of trade credit made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Issue Date" means August 6, 1998, the date of original issuance of the Securities.

          "Issuer" has the meaning provided in the preamble.

          "Legal Holiday" has the meaning provided in Section 13.07.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Limited Originator Recourse" means a reimbursement obligation of the Issuer or a Restricted Subsidiary in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issue to support Debt of a Securitization Entity under a facility for the financing of trade receivables and the warehousing of equipment loans and leases; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10.0% of the principal amount of such Debt at such time.

          "Management Agreement" means the Management Agreement between Globe Manufacturing and CHS Management III, L.P., dated as of July 31, 1998, as in effect on the date of this Indenture or as thereafter amended in a manner that is not adverse to the Issuer or the Holders of the Securities.

          "Maturity Date" means August 1, 2009.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Lease-Back Transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Debt of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash and Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset
Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, or against any liabilities associated with the Asset Sale, or the assets subject thereto, and retained by the Issuer or any Restricted Subsidiary, and (iv) amounts required to be applied to the repayment of Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, or to the satisfaction of contractual obligations either existing at the date of this Indenture, or entered into after the date of this Indenture in connection with the payment of deferred purchase price of the properties or assets that were the subject of such Asset Sale.

          "Non-Recourse Debt" means Debt (i) as to which neither the Issuer nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt),
(B) is directly or indirectly liable (as guarantor or otherwise) or (C) constitutes the lender and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt (other than the Securities being offered hereby) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "Non-U.S. Person" means a Person who is not a "U.S. Person."

          "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

          "Officers' Certificate" means with respect to any Person, a certificate signed by the Chairman, Vice Chairman, Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or the Treasurer of such Person that shall comply with applicable provisions of this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Section 13.05, as they relate to the giving of an Opinion of Counsel.

          "Pari Passu Debt" shall mean any Debt of the Issuer that is pari passu in right of payment to the Securities.

          "Pari Passu Debt Amount" shall have the definition set forth under
Section 4.16(c).

          "Paying Agent" has the meaning provided in Section 2.03, except that, during the continuance of a Default or Event of Default and for the purposes of Articles Three and Eight and Sections 4.15 and 4.16, the Paying Agent shall not be the Issuer or any Affiliate of the Issuer.


          "Payment Blockage Notice" has the meaning provided in Section
10.02(a).

          "Payment Blockage Period" means a period commencing on the date of receipt by the Trustee of a Payment Blockage Notice and ending on the earliest of the dates referred to in clauses (1), (2), (3) or (4) of clause (B) of the second sentence of Section 10.02(a).

          "Payment Default" has the meaning provided in Section 6.01.

          "Permitted Debt" has the meaning provided in Section 4.12(b).

          "Permitted Holders" means (i) Code, Hennessy & Simmons, Inc., (ii) Code Hennessy & Simmons LLC, (iii) Code, Hennessy & Simmons III, L.P. and (iv) their respective affiliates.

          "Permitted Investments" means: (i) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer that is engaged in the same or a similar line of business as the Issuer and its Restricted Subsidiaries (or reasonable extensions or expansions thereof); (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Issuer that is engaged in the same or a similar line of business as the Issuer and its Restricted Subsidiaries (or reasonable extensions or expansions thereof) or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer that is engaged in the same or a similar line of business as the Issuer and its Restricted Subsidiaries (or reasonable extensions or expansions thereof); (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer; (vi) Investments made in exchange for accounts receivable arising in the ordinary course of business which have not been collected for 180 days and which are, in the good faith of the Issuer, substantially uncollectible; provided that any such Investments in excess of $500,000 shall be approved by the Board of Directors (evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee); (vii) loans and advances to employees of the Issuer and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed $1.0 million in the aggregate at any one time outstanding; (viii) Investments in Permitted Joint Ventures and Investments in suppliers to the Issuer and its Restricted Subsidiaries in an aggregate amount when taken together with all other Investments pursuant to this clause (viii) does not exceed the greater of $10.0 million or 10% of Total Assets at any one time outstanding; (ix) Hedging Obligations entered into in the ordinary course of business and otherwise in compliance with this Indenture; (x) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed $10.0 million; (xi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (xii) guarantees by the Issuer or any Restricted Subsidiary of Debt otherwise permitted to be incurred under this Indenture; (xiii) any Investment by the Issuer or a Wholly Owned Subsidiary of the Issuer in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an Equity Interest; and (xiv) Investments received by the Issuer or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided that in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.16; and (xv) Investments by Foreign Subsidiaries of the Issuer in currencies of countries in which such subsidiaries conduct business, provided that such currencies are freely convertible into United States dollars. For purposes of calculating the aggregate amount of Permitted Investments permitted to be outstanding at any one time pursuant to clauses (viii) and (x) of the preceding sentence, (i) to the extent the consideration for any such Investment consists of Equity Interests (other than Disqualified Stock) of the Issuer, the value of the Equity Interests so issued will be ignored in determining the amount of such Investment and (ii) the aggregate amount of such Investments made by the Issuer and its Restricted Subsidiaries on or after the date of this Indenture will be decreased (but not below zero) by an amount equal to the lesser of (A) the cash return of capital to the Issuer or a Restricted Subsidiary with respect to such Investment that is sold for cash or otherwise liquidated or repaid for cash (less the cost of disposition, including applicable taxes, if any) and (B) the initial amount of such Investment.

          "Permitted Joint Venture" means any Person which is, directly or indirectly through its Subsidiaries or otherwise, engaged principally in the principal business of the Issuer, or a reasonably related business, and the Capital Stock of which is owned by the Issuer and one or more Persons other than the Issuer or any Affiliate of the Issuer.

          "Permitted Liens" means (i) Liens to secure obligations in respect of workers compensation, unemployment, social security, statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business, (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (iii) Liens in favor of the Issuer, (iv) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 30 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor, (v) Liens securing the Senior Credit Facility, (vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer, (vii) Liens on property existing at the time of acquisition thereof by the Issuer; provided that such liens were in existence prior to the contemplation of such acquisition, (viii) purchase money Liens to finance property or assets of the Issuer acquired in the ordinary course of business; provided, however, that (A) the related Purchase Money Obligations shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Issuer other than the property or assets so acquired and (B) the Lien securing such Debt shall be created within 90 days of such acquisition, (ix) Liens existing on the date of this Indenture, (x) judgment Liens not giving rise to an Event of Default, (xi) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Issuer) or interfere with the ordinary conduct of business of the Issuer; provided, however, that any such Liens are not incurred in connection with any borrowing of money or commitment to loan any money to or to extend any credit, (xii) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction, (xiii) Liens incurred in the ordinary course of business of the Issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of property or materially impair the use thereof in the operation of business by the Issuer, (xiv) any interest or title of a lessor under any Capital Lease Obligation, (xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (xvi) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, (xvii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer, including rights of offset and set-off, (xviii) Liens securing Hedging Obligations, (xix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer, (xx) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases entered into in the ordinary course of business and (xxi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customer duties in connection with the importation of goods.

          "Permitted Refinancing Debt" means any Debt of the Issuer or any of its Restricted Subsidiaries or any Disqualified Stock issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accrued value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accrued value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable fees and expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to the Securities on terms at least as favorable to the Holders of Securities, as applicable, as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Debt is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded or is Disqualified Stock.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" of any Person means any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" of any Debt (including the Securities) means the principal amount of such Debt plus the premium, if any, on such Debt.

          "Private Exchange Securities" shall have the meaning provided in the Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Exhibit A-1.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as in effect on the Issue Date.

          "Purchase Money Notes" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer in connection with a Qualified Securitization Transaction to a Securitization Entity which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

          "Purchase Money Obligations" of a Person means Debt of such Person incurred in connection with the purchase, construction or improvement of property, plant or equipment used in the business of such Person (whether through the direct purchase of the assets or the Equity Interests of any Person owning such assets).

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any receivables or equipment loans (whether now existing or arising or acquired in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables and equipment loans, all contracts and contract rights and all guarantees or other obligations in respect of such receivables and equipment loans, proceeds of such receivables and equipment loans and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transaction involving receivables and equipment (collectively, "transferred assets"); provided that in the case of any such transfer by the Issuer or any of its Restricted Subsidiaries, the transferor receives cash or Purchase Money Notes in an amount which (when aggregated with the cash and Purchase Money Notes received by the Issuer and its Restricted Subsidiaries upon all other such transfers of transferred assets during the ninety days preceding such transfer) is at least equal to 75.0% of the aggregate face amount of all receivables so transferred during such day and the ninety preceding days.

          "Redemption Date" means, with respect to any Securities, the Maturity Date of such Security or the earlier date on which such Security is to be redeemed by the Issuer pursuant to the terms of the Securities.

          "Redemption Price" shall have the meaning provided in Section 3.01.

          "Registrar" has the meaning provided in Section 2.03.

          "Registration Agreement" means the Registration Agreement among the Issuer and the other signatories thereto as in effect on the date of this Indenture or as thereafter amended in a manner that is not disadvantageous to the Holders of the Securities in any material respect.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among the Issuer and the Initial Purchaser.

          "Regulation S" means Regulation S under the Securities Act.

          "Related Person" means with respect to any Person (i) any Affiliate of such Person, (ii) any individual or other Person who directly or indirectly is the registered or beneficial owner of 5% or more of any class of Capital Stock of such Person or warrants, rights, options or other rights to acquire more than 5% of any class of Capital Stock of such Person, (iii) any relative of such individual by blood, marriage or adoption not more remote than first cousin and
(iv) any officer or director of such Person.

          "Related Person Transaction" has the meaning provided in Section 4.11.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

          "Required Filing Dates" has the meaning provided in Section 4.08.

          "Restricted Domestic Subsidiary" means a Restricted Subsidiary organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Payment" means: (i) any dividend or any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or such Restricted Subsidiary or (B) dividends or distributions payable to the Issuer or any Wholly Owned Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer (other than any Equity Interests owned by the Issuer or any Wholly Owned Restricted Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt of the Issuer or a Restricted Subsidiary, except a payment of interest or principal at Stated Maturity; (iv) any payment in respect of Employee Notes other than payments in the form of additional Employee Notes or Equity Interests (other than Disqualified Stock) of the Issuer; and (v) any Restricted Investment.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, that the Trustee or the Registrar shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of the Issuer of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Issuer's 14% Senior Discount Notes due 2009, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Securitization Entity" means a Wholly Owned Subsidiary of the Issuer (or another Person in which the Issuer or any Restricted Subsidiary of the Issuer makes an Investment and to which the Issuer or any Restricted Subsidiary of the Issuer transfers receivables or equipment and related assets) that engages in no activities other than in connection with the financing of receivables or equipment and that is designated by the Board of Directors of the Issuer (as provided below) as a Securitization Entity (i) no portion of the Debt or any other Obligations (contingent or otherwise) of which (A) is guaranteed by the Issuer or any Restricted Subsidiary of the Issuer (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (B) is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (C) subjects any property or asset of the Issuer or any Restricted Subsidiary of the Issuer (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (ii) with which neither the Issuer nor any Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and
(iii) to which neither the Issuer nor any Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced by the filing with the Trustee a Board Resolution of the Issuer giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

          "Security Amount" has the meaning provided in Section 4.16(c).

          "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

          "Securityholders Agreement" means the Securityholders Agreement among the Issuer and the other signatories thereto as in effect on the date of this Indenture or as thereafter amended in a manner that is not disadvantageous to the Holders of the Securities in a material respect.

          "Senior Credit Facility" means the Credit Agreement dated as of July 31, 1998, among the Issuer, Globe Manufacturing, the lenders party thereto in their capacity as such, Bank of America National Trust and Savings Association, as administrative agent, Merrill Lynch, Pierce, Fenner & Smith, Inc., as syndication agent, and BancAmerica Robertson Stephens, as arranger, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement, whether by the same or any other agent, lender or group of lenders, whether contained in one or more agreements.

          "Senior Debt" means, with respect to any Person, the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of such Person, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of, Debt of such Person, whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities; provided, however, that Senior Debt shall not include (i) any obligation of the Issuer to any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by the Issuer,
(iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Debt or obligation of the Issuer (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Debt or obligation of the Issuer, including any Subordinated Debt, (v) any payment obligations with respect to any Equity Interests, or (vi) any Debt incurred in violation of this Indenture.

          "Significant Subsidiary" means any Restricted Subsidiary of the Issuer that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date. Any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, shall be deemed to be a Significant Subsidiary for purposes of Article Six.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnitees entered into by the Issuer or any Subsidiary of the Issuer that are reasonably customary in receivables or equipment loan transactions.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Debt" means any Debt of the Issuer which is by its terms subordinated in right of payment to the Securities.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise indicated, references in this Indenture to a Subsidiary shall mean a Subsidiary of the Issuer.

          "Tax Sharing Agreement" means the Tax Sharing Agreement between the Issuer and Globe Manufacturing as in effect on the date of this Indenture or as thereafter amended in a manner that is not adverse to the Issuer or the Holders of Securities.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (SS) 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

          "Total Assets" means, with respect to any date of determination, the total assets of the Issuer and its Restricted Subsidiaries shown on the Issuer's consolidated balance sheet prepared in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.

          "Transfer Amount" has the meaning provided in Section 2.16.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Securities following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2003; provided, however, that if the period from the redemption date to August 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend.

          "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that as of the time of determination shall be or continue to be designated an Unrestricted Subsidiary in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of the Issuer or any Restricted Subsidiary or holds any Lien on any property of the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that (i) the Issuer certifies to the Trustee that such designation complies with the provisions of
Section 4.10 and (ii) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, any indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (i) immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a) and (ii) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S. Person" has the meaning given in Regulation S under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors, managers, trustees or other governing body, as applicable, of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

          "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person that is a Wholly Owned Subsidiary of such Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person, by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.


SECTION 1.02. Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "SEC" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuer or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

          Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and words in the plural include the singular;

          (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (f) all references to Articles, Sections and Exhibits shall mean, unless the clearly indicates otherwise, the Articles and Sections hereof and the Exhibits attached hereto, the terms of which Exhibits are hereby incorporated into this Indenture;

          (g) all references herein to payments of principal, premium, if any, and interest on the Securities shall be deemed to include any applicable Liquidated Damages that may become payable in respect of the Securities.

                                  ARTICLE TWO

                                THE SECURITIES

 SECTION 2.01. Form and Dating.

          The Securities and the Exchange Securities, and the notation relating to the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, respectively. The Securities may have notations, legends or endorsements required by law, stock exchange rule, depository rule or usage. The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Securities, annexed hereto as Exhibits A-1 and A-2, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A or in reliance on any other exemption from registration under the Securities Act may be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A-1 ("Global Securities"), deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co. or such other nominee, as nominee of the Depositary, and shall bear the legend set forth on Exhibit B-1. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary and the Registrar, as the custodian for the Depositary.

          Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 and Securities offered and sold in reliance on any exemption from registration under the Securities Act may be issued in the form of certificated securities in registered form in substantially the form set forth in Exhibit A-1 (the "Certificated Securities").

 SECTION 2.02. Execution and Authentication.

          Two Authorized Officers shall sign, or one Authorized Officer shall sign and one Authorized Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Issuer by manual or facsimile signature.

          If an Authorized Officer whose signature is on a Security was an Authorized Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount at maturity not to exceed $49,086,000 in one or more series, (ii) Private Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities and (iii) Unrestricted Securities from time to time only in exchange for a like principal amount of Initial Securities in each case upon a written order of the Issuer in the form of an Officers' Certificate of the Issuer. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Unrestricted Securities and whether the Securities are to be issued as Certificated Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed $49,086,000, except as provided in Section 2.07.

          In the event that the Issuer shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Issuer shall use its reasonable efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee, to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Issuer may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding. Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent (an "Authenticating Agent") reasonably acceptable to the Issuer to authenticate Securities. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

          The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

          The Issuer shall maintain an office or agency in the county where the principal corporate office of the Trustee is located or in such other locations as the Issuer shall determine, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Issuer upon notice to the Trustee may change any Registrar or Paying Agent without notice to any Holder.

          The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other Agent may resign upon 30 days' notice to the Issuer.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium or Liquidated Damages, if any, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Securities) in making any such payment. The Issuer, upon written direction to the Paying Agent, at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer

(or any other obligor on the Securities) to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable record date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

          Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.10, 3.01(ii), 3.08, 4.15, 4.16, or 9.05). The
Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part and (iii) during a Change of Control Offer or an Asset Sale Offer if such Security is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

          Prior to the registration of any transfer by a Holder, the Issuer, the Trustee and any agent of the Issuer shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary. Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity sufficient, in the judgment of the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security issued pursuant to this Section 2.07 shall constitute an obligation of the Issuer.

SECTION 2.08. Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee or the Authenticating Agent except those canceled by the Trustee, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Issuer or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If the principal amount of any Security is considered paid under
Section 4.01, it ceases to be outstanding and interest ceases to accrue.

          If on a Redemption Date, a Change of Control Payment Date, an Asset Sale Offer Date or the Maturity Date, the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Securities payable on that date and is not prohibited from paying such U.S. Legal Tender or U.S. Government Obligations to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

          In determining whether the Holders of the required aggregate principal amount at maturity of Securities have concurred in any direction, waiver, consent or notice, and for purposes of determining the amount of Securities outstanding at the time of a redemption made in accordance with paragraph 6(a)(ii) of the Securities, Securities owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount at maturity of such Securities so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate listing Securities owned by the Issuer, a Subsidiary of the Issuer or any Affiliate of the Issuer.

SECTION 2.10. Temporary Securities.

          Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and execute, and the Trustee shall authenticate upon receipt of a written order of the Issuer pursuant to Section 2.02, definitive Securities in exchange for temporary Securities.

SECTION 2.11. Cancellation.

          The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of and deliver evidence of such disposal of (but shall not be required to destroy) all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuer may not issue new Securities to replace Securities that the Issuer has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

          The Issuer will pay interest on overdue principal or Accreted Value, as applicable, from time to time on demand at the rate of interest then borne by the Securities. The Issuer shall, to the extent lawful, pay interest on overdue installments of interest, (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

          If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. Prior to such subsequent special record date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such day in a timely manner which permits the Paying Agent to remit payment to the Holders on such day. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee and the Agents, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, the Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

SECTION 2.13. CUSIP Number.

          The Issuer in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuer shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14. Deposit of Moneys.

          Prior to 11:00 a.m. (New York City time) on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Asset Sale Offer Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Asset Sale Offer Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, (ii) be delivered to the Registrar as custodian for such Depositary and (iii) bear the legend set forth in Exhibit B.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Registrar as its custodian, or under the Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Certificated Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Issuer notifies the Registrar that the Depositary is unwilling or unable to continue as Depositary for any Global Security and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) the Issuer, at its option, notifies the Registrar in writing that it elects to cause the issuance of Securities in definitive form under this Indenture.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Certificated Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and cause to be delivered, one or more Certificated Securities of like tenor and amount.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and cause to be delivered to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Certificated Securities of authorized denominations.

          (e) Any Certificated Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (z) of Section 2.16, bear the Private Placement Legend.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16. Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons and other Transfers Exempt under the Securities Act. The following provisions shall apply (x) with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person and (y) with respect to the registration of any proposed transfer pursuant to another available exemption from the registration requirements of the Securities Act:

          (i) the Registrar shall register the transfer of any Securities constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the original issue date with respect thereto; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such security, or portion thereof, at any time on or prior to the second anniversary of such issue date or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D or (3) in the case of a transfer pursuant to another available exemption from the registration requirements of the Securities Act, the proposed transferee has delivered to the Registrar a certificate in form and substance reasonably acceptable to the Issuer and the Registrar in connection with such transfer, together, in the case of clause (1), clause (2) or clause (3) with such other certifications, legal opinions or other information as the Issuer, the Trustee or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (z) the Trustee and Registrar have received both an Opinion of Counsel and an Officers' Certificate directing transfer without a Private Placement Legend; and

          (ii) the Registrar shall register the transfer of any Securities constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon, receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Certificated Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred (the "Transfer Amount"), (b) if the Securities to be transferred are to be evidenced by Certificated Securities, the Issuer shall execute and the Trustee shall authenticate upon receipt of a written order of the Issuer in the form of an Officers' Certificate, and cause to be delivered one or more Certificated Securities in an aggregate principal amount equal to the Transfer Amount and (c) if the Securities to be transferred are to be evidenced by an interest in a Global Security, upon receipt of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in which the transferee will hold its beneficial interest in an amount equal to the Transfer Amount.

          If the Securities to be transferred consist of IAI Securities, the following shall apply: (x) if such IAI Securities are proposed to be transferred to an Institutional Accredited Investor which is not a QIB, (i) upon the registration of such transfer such Securities shall continue to be IAI Securities, and (ii) the Certificated Securities authenticated and delivered in connection with such transfer shall be in denominations of $100,000 and any integral multiple of $1,000 above that amount; and (y) if such IAI Securities are proposed to be transferred to a Non-U.S. Person, (i) upon the registration of such transfer such Securities shall cease to be IAI Securities, (ii) the Certificated Securities authenticated and delivered in connection with such transfer shall not contain the restriction on minimum denominations of $100,000 and (iii) such Certificated Securities shall be in denominations of $1,000 and any integral multiple thereof.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the Issuer and the transferor are relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; if the Trustee or the Issuer shall so request, such proposed transferor shall have delivered an Opinion of Counsel, an Officers' Certificate and such other information as the Trustee or the Issuer may reasonably require in connection with such proposed transfer; and

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Certificated Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Certificated Securities to be transferred, and the Trustee shall cancel the Certificated Securities so transferred; and

          (iii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of a beneficial interest in a Global Security which after transfer is to continue to be evidenced by an interest in a Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records (A) the date, (B) a decrease in the principal amount of the Global Security in which the transferor owns the beneficial interest to be transferred in an amount equal to the principal amount of the beneficial interest to be transferred and (C) an increase in the principal amount of the Global Security in which the transferee will hold its beneficial interest in a like amount; and

          (iv) if the Securities to be transferred consist of IAI Securities, upon the registration of such transfer according to this Section 2.16 such Securities shall cease to be IAI Securities and may be evidenced by Certificated Securities or interests in a Global Security in denominations of $1,000 and any integral multiple thereof.

          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i) of this Section 2.16 exist, (ii) there is delivered to the Issuer, the Registrar and the Trustee an Opinion of Counsel reasonably satisfactory to the Issuer, the Registrar and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Securities have been sold pursuant to an effective registration statement under the Securities Act.

          (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture and such Security.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters; notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.  Liquidated Damages under Registration Rights Agreement.

          Under certain circumstances, the Issuer shall be obligated to pay certain Liquidated Damages to the Holders, all as set forth in Section 4 of the Registration Rights Agreement (or, with respect to any additional registration rights agreement entered into in connection with Initial Securities issued subsequent to the Issue Date pursuant to Section 2.02, the applicable section). The terms thereof are incorporated herein by reference.


                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Optional Redemption.

          Optional Redemption. (i) The Securities will be redeemable at the option of the Issuer, in whole or in part, at any time and from time to time on or after August 1, 2003, upon not less than 30 nor more than 60 days notice, at the Redemption Prices (expressed as percentages of principal amount at maturity) set forth below (the "Redemption Price"), plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date, if redeemed during the 12-month period beginning on August 1 of the years indicated below:

                                                 Redemption
     Year                                          Price
     ----                                        ----------
     2003    ................................... 107.000%
     2004    ................................... 104.667%
     2005    ................................... 102.333%
     2006 and thereafter........................ 100.000%

          (ii) At any time prior to August 1, 2001, the Issuer may on any one or more occasions redeem from the net proceeds of one or more Equity Offerings up to an aggregate of 35.0% in aggregate principal amount at maturity of the Securities at a redemption price of 114% of the Accreted Value thereof, together with Liquidated Damages, if any, to the redemption date; provided that at least 65% of the aggregate principal amount at maturity of the Securities remains outstanding immediately after the occurrence of such redemption.

          (iii) At any time prior to August 1, 2003, the Securities may be redeemed, in whole but not in part, at the option of the Issuer at any time within 180 days after a Change of Control, at a redemption price equal to the sum of (i) 100% of the Accreted Value thereof, together with Liquidated Damages, if any, to the redemption date, plus (ii) the Applicable Premium.

If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Notices of redemption may not be conditional. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the Securities or portions of them called for redemption.

SECTION 3.02.    Applicability of Article.

          Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03.     Election To Redeem; Notice to Trustee.

          The election of the Issuer to redeem any Securities pursuant to
Section 3.01(a) shall be evidenced by an Officers' Certificate. In case of any redemption at the election of the Issuer pursuant to Section 3.01(a), the Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 3.04.     Selection by Trustee of Securities To Be Redeemed.

          In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of a principal amount of $1,000 or less shall be redeemed in part. If any Security is to be redeemed in part only, a new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security. On and after the Redemption Date, if the Issuer does not default in the payment of the Redemption Price, interest will cease to accrue on Securities or portions thereof called for redemption.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 3.05.     Notice of Redemption.

          Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed at least 30 but no more than 60 days before the Redemption Date.

          All notices of redemption shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

          (d) in the case of a Security to be redeemed in part, the principal amount at maturity of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued;

          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that (unless the Issuer shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

          (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

          (h)  the CUSIP number, if any, relating to such Securities; and

          (i) the paragraph or section of the Securities or this Indenture pursuant to which the Securities are being redeemed.

          Notice of redemption of Securities to be redeemed shall be given by the Issuer or, as otherwise requested by the Issuer in writing, by the Trustee in the name and at the expense of the Issuer.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 3.06.     Deposit of Redemption Price.

          On or prior to 11:00 a.m. (New York City time) on any Redemption Date, the Issuer shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money in same day funds sufficient to pay the Redemption Price of, and Liquidated Damages, if any, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

SECTION 3.07.     Securities Payable on Redemption Date.

          Notice of Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such on the relevant record dates according to the terms and the provisions of the Securities.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium and Liquidated Damages, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Security.

SECTION 3.08.     Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 2.03 (with, if the Issuer, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Issuer, the Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and cause to be delivered to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount at maturity equal to, and in exchange for, the portion of the principal of the Security so surrendered that is not redeemed.


                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.     Payment of Securities.

          The Issuer shall pay the principal of and premium, if any, and interest on the Securities on the dates and in the manner provided in this Indenture and in the Securities. An installment of principal of or premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds at 11:00 a.m. (New York City time) on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or otherwise. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

SECTION 4.02.     Maintenance of Office or Agency.

          The Issuer shall maintain the office or agency required under Section
2.03. The Issuer shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 4.03.     Corporate Existence.

          Except as otherwise permitted by Article Four or Article Five, the Issuer shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Issuer and each of its Restricted Subsidiaries; except for any such existence, material right or franchise which are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.04.     Payment of Taxes and Other Claims.

          The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that there shall not be required to be paid or discharged any such tax, assessment, claim or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge would not result in a material adverse effect on the financial condition or results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.05.     Maintenance of Properties and Insurance.

          (a) The Issuer shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Issuer may be reasonably necessary to the conduct of the business of the Issuer and its Restricted Subsidiaries; provided, however, that nothing in this Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such properties are no longer reasonably necessary in the conduct of their respective businesses.

          (b) The Issuer shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Issuer are reasonably adequate and appropriate for the conduct of the business of the Issuer and its Restricted Subsidiaries.

SECTION 4.06.     Compliance Certificate; Notice of Default.

          (a) The Issuer shall deliver to the Trustee, within 120 days after the end of the Issuer's fiscal year, an Officers' Certificate (provided, however, that one of the signatories to each such Officers' Certificate shall be the Issuer's principal executive officer, principal financial officer or principal accounting officer) stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and further stating, as to each such officer signing such certificate, that to the best of his knowledge, no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

          (b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Securities, the Issuer shall deliver to the Trustee by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of the actual knowledge by an Authorized Officer of such occurrence.

SECTION 4.07.     Compliance with Laws.

          The Issuer shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America and each other country in which the Issuer or any of its Subsidiaries conducts business, all states and municipalities thereof, and the SEC and any other governmental department, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.08.     Reports.

          Whether or not the Issuer is then subject to Section 13 or 15(d) of the Exchange Act, the Issuer will file with the SEC, so long as any Securities are outstanding, the annual reports (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial statements, a report thereon by the Issuer's independent accountants), quarterly reports (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations") and other periodic reports which the Issuer would have been required to file with the SEC pursuant to such Section 13 or 15(d) if the Issuer were so subject, and such documents shall be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would have been required so to file such documents if the Issuer were so subject. The Issuer will also in any event, so long as any Securities are outstanding and whether or not the filing of such documents by the Issuer with the SEC is prohibited under the Exchange Act, within 15 days of each Required Filing Date, (a) transmit by mail to all Holders of Securities, as their names and addresses appear in the Registrar's books, without cost to such Holders and (b) file with the Trustee, copies of the annual reports, quarterly reports and other periodic reports which the Issuer would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject to such Section 13 or 15(d). The Issuer will also comply with any other periodic reporting provisions pursuant to TIA
(S) 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.09.     Waiver of Stay, Extension or Usury Laws.

          The Issuer will not (to the extent that it may lawfully do so) at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium or Liquidated Damages, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.     Limitation on Restricted Payments.

          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless, at the time of and immediately after giving effect to the proposed Restricted Payment, (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in
Section 4.12(a); and (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i) and (v) of Section 4.10(b) and excluding the Restricted Payments permitted by the other clauses therein), is less than or equal to the sum of (A) 50% of the Consolidated Net Income of the Issuer (or if Consolidated Net Income shall be a loss, minus 100% of such loss) earned during the period beginning on the first day of the first fiscal quarter immediately following the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date the Restricted Payment is made (the "Reference Date") (treating such period as a single accounting period) plus (B) 100% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Issuer from any Person (other than a Subsidiary of the Issuer) from the issuance and sale subsequent to the Issue Date of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Issuer that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Issuer); plus (C) without duplication of any amounts included in clause (B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Issuer from a holder of the Issuer's Capital Stock (excluding, in the case of clauses (B) and (C), any net cash proceeds from an Equity Offering to the extent used to redeem the Securities and any net cash proceeds received by the Issuer from the sale of Equity Interests of the Issuer or equity contribution which has been financed, directly or indirectly using funds (1) borrowed from the Issuer or any of its Subsidiaries, unless and until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or by any of its Subsidiaries), plus (D) to the extent that any Restricted Investment that was made after the Issue Date is sold by Issuer or any Restricted Subsidiary for cash or otherwise liquidated or repaid for cash, the lesser of (1) the fair market value of such Restricted Investment as of the date of such Restricted Investment or (2) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), to the extent any such amount was not otherwise included in Consolidated Net Income, plus (E) 50% of any dividends received by the Issuer or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Issuer for such period, plus (F) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment made by the Issuer or any of its Restricted Subsidiaries in such Subsidiary as of the date of such redesignation, plus (G) $2.0 million.

For purposes of this Section 4.10(a), the fair market value of property other than cash shall be determined in good faith by the Board of Directors and evidenced by an Officers' Certificate filed with the Trustee, except that in the event the value of any non-cash consideration shall be $10.0 million or more, the value shall be determined based on an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing.

          (b) The provisions of Section 4.10(a) will not prohibit (i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving of irrevocable redemption notice, if at said date of declaration or giving of notice such payment or redemption would have complied with the provisions of this Indenture;
(ii) if no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer or any Subordinated Debt of the Issuer or any Restricted Subsidiary, in each case in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of other Equity Interests of the Issuer (other than any Disqualified Stock); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clauses (iii)
(B) and (iii) (C) of Section 4.10(a); (iii) the redemption, repurchase, refinancing or defeasance of Subordinated Debt in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Debt; (iv) if no Default or Event of Default shall have occurred and be continuing, the payment in an amount up to $1.0 million in any period of four consecutive quarters to fund repurchases of Equity Interests therein or Debt of the Issuer issued in connection with such Equity Interests (including, without limitation, any payments of principal, premium or interest in respect of Employee Notes) held by Persons who have ceased to be bona fide officers or employees of the

Issuer or one of its Restricted Subsidiaries, provided that any unused amount thereof may be carried forward to subsequent periods so long as the total amount of such Restricted Payments shall not exceed $5.0 million in the aggregate (and shall be increased by the amount of any net cash proceeds (after deducting any premiums) to the Issuer from (A) sales of Equity Interests of the Issuer to management employees subsequent to the Issue Date and (B) any ''key-man'' life insurance policies which are used to make such redemptions and repurchases); (v) repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof; and (vi) payments to the Issuer to fund the Transactions (as such term is defined in and as described in the Final Offering Memorandum).

          (c) The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.10(a). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.11.  Limitation on Transactions with Related Persons.

          The Issuer will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly (i) sell, lease, transfer or otherwise dispose of any of its property to, (ii) purchase any property from, (iii) make any Investment in, or (iv) enter into or amend any contract, agreement or understanding with, or for the benefit of, any of its Related Persons (each a "Related Person Transaction"), other than Related Person Transactions that are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction by the Issuer or such Restricted Subsidiary from an unrelated party; provided that the Issuer delivers to the Trustee (A) with respect to any Related Person Transaction (or series of Related Person Transactions which are similar or part of a common plan) involving aggregate payments in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Related Person Transaction complies with the preceding sentence and such Related Person Transaction was approved by a majority of the disinterested members of the Board of Directors of the Issuer and (B) with respect to any Related Person Transaction (or series of Related Person Transactions which are similar or part of a common plan) involving aggregate payments in excess of $10.0 million, an affirmative opinion as to the fairness to the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view issued by a nationally recognized accounting, appraisal, investment banking or consulting firm that is, in the judgment of the Board of Directors of the Issuer, independent and qualified to render such opinion. The foregoing restrictions shall not apply to: (i) any transactions between Wholly Owned Restricted Subsidiaries of the Issuer, or between the Issuer and any Wholly Owned Restricted Subsidiary of the Issuer, if such transaction is not otherwise prohibited by the terms of this Indenture; (ii) Restricted Payments permitted under Section 4.10; (iii) customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder); (iv) transactions undertaken pursuant to the Executive Securities Agreement, Registration Agreement, Securityholders Agreement or any similar agreement entered into after the date of this Indenture to the extent the terms of any such new agreement are not disadvantageous to the Holders of the Securities in any material respect; (v) the issue and sale by the Issuer to its shareholders of Equity Interests other than Disqualified Stock;
(vi) the incurrence of intercompany Debt permitted pursuant to Section 4.12;
(vii) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Debt thereof; (viii) transactions that are permitted by Section 5.01; (ix) transactions effected as a part of a Qualified Securitization Transaction; (x) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (xi) payments made pursuant to the Consulting Agreement and the Tax Sharing Agreement; (xii) subject to the limitation set forth in the following sentence, payments made pursuant to the Management Agreement; and (xiii) transactions undertaken pursuant to the Asset Drop Down (as defined in the Final Offering Memorandum). Without limiting the foregoing after the occurrence and during the continuance of an Event of Default, the Issuer will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to any Related Person in respect of management, advisory or similar services, including, without limitation, any payment pursuant to the Management Agreement; provided, that the foregoing shall not limit the ability of the Issuer or any Restricted Subsidiary to enter into transactions described in clauses (iii), (iv) and (xi) above.

SECTION 4.12.  Limitation on Incurrence of Debt and Issuance of Preferred Stock.

          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence thereof, the Issuer may incur Debt (including Acquired Debt) or issue shares of Disqualified Stock and any Restricted Subsidiary may incur Debt (including Acquired Debt) or issue preferred stock if the Consolidated Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock or preferred stock is issued would have been at least 1.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

          (b) The provisions of Section 4.12(a) will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

               (i) the incurrence by the Issuer or any of the Restricted Subsidiaries of Debt under the Senior Credit Facility (or if the Senior Credit Facility has matured or been terminated or repaid in whole or in part, any other Credit Facility) in an aggregate principal amount at any time outstanding not to exceed $165.0 million, which amount shall be reduced by (A) any required permanent repayments pursuant to the provisions of Section 4.16 (which are accompanied by a corresponding permanent commitment reduction thereunder), (B) the aggregate amount of any Debt constituting Limited Originator Recourse outstanding pursuant to clause (xi) below and (C) the principal amount of Debt outstanding pursuant to clause (x) below;

               (ii) (A) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Debt and (B) the incurrence by Globe Manufacturing of Debt represented by the Senior Subordinated Notes outstanding on the Issue Date (and any notes issued in exchange therefore) and any guarantee by any Restricted Subsidiary of such notes;

               (iii) the incurrence by the Issuer of Debt represented by the Securities;

               (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace, Debt that was permitted by this Indenture to be incurred;

               (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that (A) if the Issuer is the obligor on such Debt, such Debt is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities and (B) (1) any subsequent issuance or transfer (other than any bona fide pledge under the Senior Credit Facility) of Equity

          Interests that results in any such Debt being held by a Person other than the Issuer or a Restricted Subsidiary and (2) any sale or other transfer (other than any bona fide pledge under the Senior Credit Facility) of any such Debt to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt by the Issuer or such Subsidiary, as the case may be;

               (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging currency exchange risk with respect to any currency exchanges;

               (vii) Capitalized Lease Obligations and Purchase Money Obligations of the Issuer and its Restricted Subsidiaries not to exceed $5.0 million in aggregate principal amount (or accrued value, as applicable) at any time outstanding;

               (viii) Guarantees by the Issuer of Debt of any Restricted Subsidiaries otherwise permitted by this Section 4.12 and guarantees by any of the Issuer's Restricted Subsidiaries of Debt of the Issuer or any of the Issuer's Restricted Subsidiaries;

               (ix) Debt of the Issuer or any Restricted Subsidiary in respect of performance bonds, bankers' acceptances, trade letters of credit, workers' compensation or self-insurance, surety bonds and guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

               (x) Debt of Foreign Restricted Subsidiaries incurred for working capital purposes in an aggregate principal amount outstanding at any one time not to exceed the sum of 85% of the net book value of such Subsidiaries' accounts receivable determined in accordance with GAAP and 60% of the net book value of their inventory determined in accordance with GAAP and guarantees by Foreign Restricted Subsidiaries of such Debt (which Debt shall reduce the aggregate Debt permitted pursuant to clause (i) above in the manner contemplated thereby);

               (xi) the incurrence by (A) a Securitization Entity of Debt in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to the Issuer and its other Restricted Subsidiaries (except for Standard Securitization Undertakings and Limited Originator Recourse) or (B) the Issuer or any Restricted Subsidiary of Debt constituting Limited Originator Recourse (which Debt shall reduce the aggregate Debt permitted pursuant to clause (i) above in the manner contemplated thereby);

               (xii) Debt arising from agreements of the Issuer or a Restricted Subsidiary of the Issuer providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Issuer, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition;

               (xiii) the incurrence by the Issuer of Subordinated Debt to repurchase Equity Interests in the Issuer from Persons who have ceased to be bona fide officers or employees of the Issuer or one or more of its Restricted Subsidiaries ("Employee Notes"); provided that the instrument governing any such Employee Note shall expressly provide that any payments in respect of such note may be made only to the extent permitted in accordance with Section 4.10; and

               (xiv) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt in an aggregate principal amount (or accrued value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (xiv), not to exceed $40.0 million (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facility).

          (c) For purposes of determining compliance with this Section 4.12, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) of Section 4.12(b) or is entitled to be incurred pursuant to Section 4.12(a), the Issuer shall, in its sole discretion, classify such item of Debt in any manner that complies with this Section 4.12 and such item of Debt will be treated as having been incurred pursuant to only one of such clauses of Section 4.12(b) or pursuant to Section 4.12(a). Accrual of interest, the accretion of accrued value and the payment of interest in the form of additional Debt will not be deemed to be an incurrence of Debt for purposes of this Section 4.12.

SECTION 4.13.     Payment Restrictions Affecting Restricted Subsidiaries.

          The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (A) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with
respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) Existing Debt, (B) the Senior Credit Facility as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the date of this Indenture (as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment), (C) (1) this Indenture and the Securities and (2) the Senior Subordinated Note Indenture and the Senior Subordinated Notes, (D) applicable law, (E) any instrument governing Debt or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt was incurred or such encumbrance or restriction was established in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be incurred, (F) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, restricting assignment or restricting transfers of non-cash assets, (G) Purchase Money Obligations for property acquired in the ordinary course of business and other Liens permitted by this Indenture, in each case that impose restrictions of the nature described in clause (iii) above on the property so acquired (or subject to such Liens), (H) Debt permitted under clause
(x) of Section 4.12(b), (I) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not materially more restrictive taken as a whole than those contained in the agreements governing the Debt being refinanced (as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment), (J) contracts for the sale of assets or Equity Interests to the extent that any such contract imposes restrictions of the nature described in clause (iii) above on the property to be sold, (K) any pledge by the Issuer or a Restricted Subsidiary of the Equity Interests of an Unrestricted Subsidiary to support the Debt thereof, (L) secured Debt otherwise permitted to be incurred pursuant to Section
4.17 that limits the right of the debtor to dispose of the assets securing such Debt, (M) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (N) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (O) any Debt or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity, (P) other Debt of a Restricted Subsidiary that is permitted to be incurred subsequent to the date of this Indenture pursuant to Section 4.12; provided that any such restrictions are ordinary and customary with respect to the type of Debt or preferred stock being incurred or issued (under the relevant circumstances), or
(Q) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
(A) through (P) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Issuer, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.14.     [Intentionally Omitted.]


SECTION 4.15.     Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Securities may require the Issuer to repurchase all or a portion of such Holder's Securities pursuant to the offer described in Section 4.15(b) (the "Change of Control Offer") at an offer price in cash on or prior to August 1, 2003, equal to 101% of the Accreted Value thereof, together with Liquidated Damages, if any, to the date of repurchase and thereafter at a price in cash equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase (the "Change of Control Payment"). Prior to the mailing of the notice referred to in Section 4.15(b), but in any event within 90 days following the date on which a Change of Control occurs, the Issuer covenants to (i) repay in full in cash all outstanding Senior Debt under the Senior Credit Facility (and terminate all commitments thereunder) and all other Senior Debt the terms of which require repayment upon a Change of Control, or (ii) obtain the requisite consents under the Senior Credit Facility and all such other Senior Debt to permit the repurchase of the Securities as provided in this Section 4.15. The Issuer shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Securities pursuant to the provisions described in this Section 4.15; provided that the Issuer's failure to comply with such covenant resulting in a failure to mail the notice referred to in
Section 4.15(b) shall constitute an Event of Default under Section 6.01(3) and not under Section 6.01(2).

          (b) Within 30 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Issuer shall send, by first class mail, a notice to each Holder of the Securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender the Securities pursuant to the Change of Control Offer. Such notice shall state:

               (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase all or a portion (equal to $1,000 principal amount or an integral multiple thereof) of such Holder's Securities at a purchase price in cash, on or prior to August 1, 2003, equal to 101% of the Accreted Value thereof, together with Liquidated Damages, if any, to the date of repurchase and thereafter at a price in cash equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

               (2) the amount of Liquidated Damages or accrued and unpaid interest, as the case may be, as of the Change of Control Payment Date;

               (3) that any Security not tendered will continue to accrete or accrue interest, as the case may be;

               (4) that, unless the Issuer defaults in the payment of the purchase price for the Securities payable pursuant to the Change of Control Offer, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest, as the case may be, after the Change of Control Payment Date;

               (5) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the forms entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount and certificate number of the Security or Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security or Securities purchased;

               (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered, provided that each new Security will be in a principal amount of $1,000 or an integral multiple thereof; and

               (8) such other information as may be required by applicable laws and regulations.

          (c) On the Change of Control Payment Date, the Issuer will, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered , and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted pursuant to such Change of Control Offer together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to each Holder of Securities or portions thereof accepted for payment an amount equal to the Change of Control Payment for such Securities or portion thereof, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holder of Securities accepted for payment in part a new Security or Securities equal in principal amount to any unpurchased portion of such Holder's Securities, provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof, and any Security not accepted for payment in whole or in part shall be promptly returned to the Holder of such Security. On and after a Change of Control Payment Date, value will cease to accrete or interest will cease to accrue, as the case may be, on the Securities or portions thereof accepted for payment, unless the Issuer defaults in the payment of the purchase price therefor. The Issuer will announce the results of the Change of Control Offer to Holders of the Securities on or as soon as practicable after the Change of Control Payment Date.

          (d) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) all of the Securities have been called for redemption pursuant to the provisions of Section 3.01.

          (e) The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this
Section 4.15, the Issuer shall comply with the provisions of such rule and be deemed not to have breached its obligations under this Section 4.15.

SECTION 4.16.     Limitation on Asset Sales.

          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or properties and assets to be used in the Issuer's business or Equity Interests in a Person that becomes a Restricted Subsidiary and is received at the time of such disposition; provided that the amount of any Senior Debt (as shown on the most recent consolidated balance sheet of the Issuer) of the Issuer or any Restricted Subsidiary that is assumed by the transferee of any such assets pursuant to a customary novation agreement or other agreement that releases or indemnifies the Issuer or such Restricted Subsidiary from further liability shall be deemed to be cash for purposes of this Section 4.16(a).

          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary may apply such Net Proceeds at its option, (i) to permanently repay, reduce, or secure letters of credit in respect of, indebtedness under the Senior Credit Facility or Senior Debt of the Issuer or any Wholly Owned Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), and/or
(ii) to the acquisition of a controlling interest in another business, the making of a capital expenditure or Permitted Investment or the acquisition of other assets, in each case, for use in the same or a similar line of business as the Issuer or any Restricted Subsidiary was engaged in on the date of such Asset Sale or reasonable extensions thereof. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce indebtedness under the Senior Credit Facility (or any alternative or subsequent revolving credit agreement where borrowings thereunder constitute Senior Debt) or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this Section 4.16(b) will be deemed to constitute "Excess Proceeds."

          (c) Within 15 days after the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will be required to make an offer (an "Asset Sale Offer") to all Holders of Securities and holders of any other Pari Passu Debt outstanding with provisions requiring the Issuer to make an offer to purchase or redeem such indebtedness with the proceeds from any Asset Sale as follows: (i) the Issuer will make a written offer to purchase from all Holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Asset Sale Offered Price of all Securities tendered), and (ii) to the extent required by such Pari Passu Debt to permanently reduce the principal amount of such Pari Passu Debt, the Issuer will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (an "Asset Sale Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event will the Issuer be required to make an Asset Sale Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Securities will be payable in cash in an amount equal to (a) 100% of the Accreted Value thereof, together with Liquidated Damages, if any, at the date such Asset Sale Offer is consummated, if consummated on or prior to August 1, 2003 and (b) 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the date such Asset Sale Offer is consummated, if consummated after August 1, 2003, in each case, in accordance with the procedures set forth in this Indenture. The date on which any Asset Sale is consummated is herein referred to as the "Asset Sale Offer Date" and the offer price applicable to any Asset Sale Offer is herein referred to as the "Asset Sale Offer Price." To the extent that the aggregate Asset Sale Offered Price of the Securities tendered pursuant to the Asset Sale Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Debt that is purchased in an Asset Sale Pari Passu Offer is less than the Pari Passu Debt Amount, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Asset Sale Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

          (d) If the Issuer becomes obligated to make an Asset Sale Offer pursuant to Section 4.16(c), the Securities and the Pari Passu Debt shall be purchased by the Issuer, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Asset Sale Offer is given to holders, or such later date as may be necessary for the Issuer to comply with the requirements under the Exchange Act.

          (e) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

SECTION 4.17.     Limitation on Liens.

          The Issuer will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures Debt or trade payables unless (i) in the case of Liens securing Subordinated Debt, the Securities are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien and (ii) in the case of Liens securing obligations under Pari Passu Debt, the Securities are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.18. [Intentionally Omitted.]

SECTION 4.19. Conduct of Business of the Issuer and Its Restricted Subsidiaries.

          The Issuer and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Issuer and its Restricted Subsidiaries are engaged as of the Issue Date (or any reasonable extension or expansion thereof), except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.20. [Intentionally Omitted.]

SECTION 4.21. Rule 144A Information Requirement.

          The Issuer will furnish to the Holders or beneficial holders of the Securities and prospective purchasers of Securities designated by the Holders of Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Securities to qualify for an exemption under Rule 144A.

SECTION 4.22. Issuance and Sale of Capital Stock of Restricted Subsidiaries.

          The Issuer (i) will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Issuer or a Wholly Owned Restricted Subsidiary) and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock to any Person other than to the Issuer or a Wholly Owned Restricted Subsidiary, in each case unless the Net Proceeds from such transfer, sale or other disposition are applied in accordance with Section 4.16.

SECTION 4.23. Limitation on Sale and Lease-Back Transactions.

          The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that the Issuer or any Restricted Subsidiaries may enter into a Sale and Lease-Back Transaction if: (i) the Issuer, or such Restricted Subsidiary, if applicable, could have (A) incurred Debt in an amount equal to the Attributable Debt relating to such Sale and Lease-Back Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a) and (B) incurred a Lien to secure such Debt pursuant to Section 4.17; (ii) the gross cash proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors pursuant to a Board Resolution) of the property that is the subject of such Sale and Lease-Back Transaction; and (iii) the transfer of assets in such Sale and Lease-Back Transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, Section 4.16.

SECTION 4.24. Payments for Consent.

          Neither the Issuer nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Securities a reasonable length of time prior to the expiration of the solicitation.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation or Sale of Assets.

          The Issuer will not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer's consolidated properties or assets in one or more related transactions, to another corporation or other Person unless: (i) the Issuer is the surviving corporation or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person that acquires by conveyance, transfer or lease substantially all of the properties and assets of the Issuer (the "Surviving Entity") shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; (ii) if the Issuer is not the surviving corporation, the Surviving Entity assumes all the obligations of the Issuer under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; (iv) except in the case of a merger of the Issuer with or into a Wholly Owned Restricted Subsidiary of the Issuer or a merger entered into solely for the purpose of reincorporating the Issuer in another jurisdiction, the Issuer or the Surviving Entity, as the case may be, (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a); and (v) the Issuer or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

SECTION 5.02.  Successor Corporation Substituted.

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.01, in which the Issuer is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Securities with the same effect as if such successor had been named as the Issuer herein.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

          Each of the following shall be an "Event of Default":

          (1) the failure to pay interest on any Securities when such interest becomes due and payable and the default continues for a period of 30 days;

          (2) the failure to pay the principal of or premium, if any, on any Securities when such principal or premium, if any, becomes due and payable, at maturity, upon acceleration, upon optional or mandatory redemption, upon required repurchase or otherwise (including the failure to make a payment to repurchase Securities tendered pursuant to a Change of Control Offer or an Asset Sales Offer) (whether or not such payment shall be prohibited by Article Ten);

          (3) the failure by the Issuer or any of its Restricted Subsidiaries to conform or comply with any covenant, agreement or warranty contained in Sections 4.15 or 4.16 or Article Five, or the corresponding provisions of the Securities, for 30 days after notice thereof has been given to the Issuer by the Trustee or by the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Securities;

          (4) the failure by the Issuer or any of its Restricted Subsidiaries to conform or comply with any other covenant, agreement or warranty in the Securities or this Indenture for 60 days after notice thereof has been given to the Issuer by the Trustee or by the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Securities;

          (5)  [Intentionally Omitted.]

          (6) a default under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Issuer or any of its Restricted Subsidiaries (other than a Securitization Entity) (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries (other than a Securitization Entity)) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay the principal amount of such Debt at the final Stated Maturity thereof (giving effect to any applicable grace periods and any extensions thereof) (a "Payment Default") or (b) results in the acceleration of such Debt prior to its final Stated Maturity and, in the case of either clause (a) or (b), the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

          (7) the failure by the Issuer or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $7.5 million (to the extent not covered by third party insurance as to which the insurance company has acknowledged coverage), which judgments are not paid, discharged or stayed for a period of 60 days after their entry;

          (8) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Issuer or any of its Significant Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any of its Significant Subsidiaries under any applicable federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any of its Significant Subsidiaries or of substantially all of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days, provided that if any order is dismissed on appeal then such Event of Default shall be deemed cured; or

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          (9)  (a) the Issuer or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Issuer or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Issuer or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Issuer or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign bankruptcy law,
     (d) the Issuer or any of its Significant Subsidiaries (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or such Significant Subsidiary or of substantially all of their respective property, or (y) makes an assignment for the benefit of creditors or (e) the Issuer or any of its Significant Subsidiaries takes any corporate action in furtherance of any such actions in this paragraph (9).

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Securities pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Securities, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to August 1, 2003, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Securities prior to such date, then the amount payable for purposes of this paragraph shall be the amount that would otherwise be due but for the provisions of this sentence, plus the Applicable Premium determined as of the date of payment.

SECTION 6.02.  Acceleration.

          If an Event of Default (other than an Event of Default specified in paragraph (8) or (9) of Section 6.01 with respect to the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Securities then outstanding may declare (a) the Accreted Value of all the Securities, together with Liquidated Damages, if any, if on or prior to August 1, 2003 or (b) the principal of, and accrued but unpaid interest, if any, on all of the Securities, if after August 1, 2003, to be due and payable by notice in writing to the Issuer and the Trustee

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

specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in paragraph (6) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if
(i) the missed payments in respect of the applicable Debt have been paid or if the holders of the Debt that is subject to acceleration have rescinded their declaration of acceleration, in each case within 30 days thereof and (ii) all existing Events of Default, except non-payment of principal or interest which have become due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default specified in paragraph (8) or (9) of
Section 6.01 occurs and is continuing with respect to the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (a) the Accreted Value of all the Securities, together with Liquidated Damages, if any, if on or prior to August 1, 2003 or (b) the principal of and accrued but unpaid interest on all of the Securities if after August 1, 2003, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding (by written notice to the Trustee and the Issuer) may rescind and cancel a declaration of acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived, except non-payment of the principal or interest on the Securities which have become due solely by such declaration of acceleration,
(iii) to the extent the payment of such interest is lawful, interest (at the same rate as specified in the Securities) on overdue installments of interest and overdue payments of principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid, and (iv) in the event of the cure or waiver of a Default or Event of Default of the type described in paragraphs (8) and (9) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium or Liquidated Damages, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No

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

remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

          Prior to the declaration of acceleration of the Securities and subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a Default or Event of Default specified in Section 6.01(1) or (2) (which may only be waived with the consent of each Holder of Securities affected) or (ii) in respect of any covenant or provision hereunder which cannot be modified or amended without the consent of the Holder of each Security outstanding.

SECTION 6.05. Control by Majority.

          The Holders of a majority in aggregate principal amount at maturity of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee, in its discretion, which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

          A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee notice of a continuing Event of Default;

          (2) Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is reasonably satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and


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

          (5) during such 45-day period the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium and Liquidated Damages, if any, and interest on such Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

          If an Event of Default in payment of principal, premium or interest specified in paragraphs (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal, premium and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Issuer or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.  The Issuer's payment obligations under this Section


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

6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

          Subject to Article Ten, if the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Sections 6.09 and 7.07;

          Second: if the Holders are forced to proceed against the Issuer directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Securities for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium and Liquidated Damages, if any, and interest, respectively; and

          Fourth: to the Issuer or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount at maturity of the outstanding Securities.

SECTION 6.12. Restoration of Rights and Remedies.


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

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee.

          (a) If a Default or an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

          (b) Except during the continuance of a Default or an Event of Default actually known to the Trustee:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:


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

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02. Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may request and rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.


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

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

 SECTION 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, any Subsidiary of the Issuer, or their respective Affiliates, with the same rights it would have if it were not Trustee, subject to Section 7.10. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

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

SECTION 7.04. Disclaimer of Trustee.

          The Trustee does not make any representation as to the validity, effectiveness or adequacy of this Indenture or the Securities, and it shall not be accountable for the Issuer's use of the proceeds from the Securities, the Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Issuer in this Indenture, the Securities other than the Trustee's certificate of authentication or any document issued in connection with the sale of the Securities.

SECTION 7.05. Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or premium or Liquidated Damages, if any, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Asset Sale Offer Date pursuant to an Asset Sale Offer, and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to (S)315(b) of the TIA and such proviso to (S)315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Section 6.01(1), 6.01(2) or 4.01; or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.

SECTION 7.06. Reports by Trustee to Holders.

          Within 60 days after May 15 of each year beginning with May 15, 1999, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Issuer shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA (S) 313(d).


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

SECTION 7.07. Compensation and Indemnity.

          The Issuer shall pay to the Trustee in its capacity as such from time to time such compensation as may be agreed upon in writing by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Subject to the limitations set forth in the following paragraph, the Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Issuer shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for and hold them harmless against any loss, liability, damage, claim or expense incurred by them except for such loss, liability, damage, claims or expenses or actions to the extent caused by any negligence, bad faith or willful misconduct on any of their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee, its agents, employees, officers, stockholders or directors for which indemnity may be sought. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee, its agents, employees, officers, stockholders or directors through its negligence, bad faith or willful misconduct.

          To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee, as the case may be, except assets or money held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

          The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee, the discharge of the Issuer's obligations under Article Eight or any rejection or the termination of this Indenture under any Bankruptcy Law or otherwise.


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

SECTION 7.08. Replacement of Trustee.

          The Trustee may resign by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer in writing and the Trustee and may appoint a successor trustee. The Issuer may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount at maturity of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.


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

SECTION 7.09. Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided that such Person shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Issuer and any other obligor of the Securities.

SECTION 7.11. Preferential Collection of Claims Against the Issuer.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Issuer and any other obligor of the Securities.


                                 ARTICLE EIGHT

                    DISCHARGE OF THIS INDENTURE; DEFEASANCE

SECTION 8.01. Option to Effect Defeasance or Covenant Defeasance.

          The Issuer may, at its option, at any time, with respect to the Securities, elect to have either Section 8.02 or Section 8.03 be applied to all Securities upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. Defeasance and Discharge.

          Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall be deemed to have been discharged from its obligations with respect to all Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire amount of Debt represented by the Securities, which shall thereafter be deemed to be "outstanding" until paid in full in cash only for the purposes of
Section 8.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until the Securities are paid in full in cash or otherwise terminated or discharged hereunder: (A) the rights of Holders of Securities to receive solely from the trust fund described in Section 8.04 and as more fully set forth in such Section, payments in respect of the principal of, and premium and Liquidated Damages, if any, and interest on such Securities when such payments are due, (B) the Issuer's obligations with respect to such Securities under Sections 2.03 through and including 2.11 and 2.14, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and (D) this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

SECTION 8.03. Covenant Defeasance.

          Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.03, the payment of the Securities may not be accelerated pursuant to Section 6.02 upon, or as a result of, an Event of Default set forth in Sections 6.01(3), (4), (5) or (6) with respect to the Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for financial accounting purposes). Except as specified above, the remainder of this Indenture and the Securities shall be unaffected by a covenant defeasance.

SECTION 8.04. Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section
8.02 or Section 8.03 to the Securities:

          (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in U.S. Dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or
     (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of and premium and Liquidated Damages, if any, and interest on the Securities on the Stated Maturity of such principal or installment of principal and premium and Liquidated Damages, if any, or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities.
     For this purpose, "U.S. Government Obligations" means securities that are
     (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or would occur as a consequence thereof (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Section 6.01(8) or 6.01(9) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (c) No event or condition shall exist that, pursuant to the provisions of Section 10.02 or 10.03, would prevent the Issuer from making payments of the principal of and premium and Liquidated Damages, if any, or interest on the Securities on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (d) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound.

          (e) In the case of an election under Section 8.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) otherwise since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (f) In the case of an election under Section 8.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (g) In the case of an election under either Section 8.02 or 8.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the date of such deposit, such trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (h) In the case of an election under either Section 8.02 or 8.03, the Issuer shall represent to the Trustee that the deposit made by the Issuer pursuant to its election under Section 8.02 or 8.03 was not made by the Issuer with the intent of preferring the Holders over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others.

          (i) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.02 or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.

SECTION 8.05. Deposited Money and U.S. Government Obligations to Be Held in
              Trust; Other Miscellaneous Provisions.

          Subject to the provisions of Section 12 of the Securities, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Ten or Article Twelve hereof.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer's request together with an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 8.04 which are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance. If any money or U.S. Government Obligations held by the Trustee for the payment of principal, premium or Liquidated Damages, if any, or interest remains unclaimed on the first anniversary of the Maturity Date of the Securities, the Trustee shall promptly, or shall cause the prompt, return of such money or U.S. Government Obligations. After the return of such money or U.S. Government Obligations, all liability of the Trustee with respect to such money or U.S. Government Obligations shall cease.


SECTION 8.06. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of or premium or Liquidated Damages, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

          The Issuer, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

          (2) to comply with Article V of this Indenture;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (6) to provide for the issuance of the Exchange Securities (which will have terms identical in all material respects to the Securities issued on the Issue Date except that the transfer restrictions contained in the Securities issued on the Issue Date will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Securities issued on the Issue Date, as a single issue of Securities;

          (7) to surrender any right or power conferred on the Issuer in accordance with the terms of this Indenture; or

          (8)  to secure the Securities in accordance with Section 4.17;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.

          Subject to Section 6.07, the Issuer, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount at maturity of the outstanding Securities may amend or supplement this Indenture or the Securities, without notice to any other Holders. Subject to Sections 6.04 and 6.07, the Holder or Holders of a majority in aggregate principal amount at maturity of the outstanding Securities may waive compliance by the Issuer with any provision of this Indenture or the Securities without notice to any other Holders.

          Notwithstanding any other provision of this Indenture or the Securities, no amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, shall, directly or indirectly, without the consent of each Holder of each Security affected thereby:

          (1) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Security, or alter the provisions with respect to the redemption or repurchase of the Securities in a manner adverse to the Holders of the Securities (other than provisions relating to Section 4.15);

          (3) reduce the rate of or change the time for payment of interest on any Security;

          (4) waive a Default or Event of Default in the payment of principal of, premium or Liquidated Damages, if any, or interest on, the Securities (except that Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Securities may (a) rescind an acceleration of the Securities that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration);

          (5) make any Security payable in money other than that stated in the Securities;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or premium or Liquidated Damages, if any, or interest on, the Securities;

          (7) waive a redemption payment with respect to any Security (other than a payment required by Section 4.15);

          (8) make any change to the subordination provisions of this Indenture that adversely affects Holders; or

          (9)  make any change in the foregoing amendment and waiver provisions.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.

SECTION 9.03.  Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          No amendment of this Indenture shall adversely affect in any material respect the rights of any holder of Senior Debt under Article Ten without the consent of such holder.

SECTION 9.04.  Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite aggregate principal amount at maturity of

Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (6) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium or Liquidated Damages, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee To Sign Amendments, etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.


                                  ARTICLE TEN

                           [Intentionally Omitted.]


                                ARTICLE ELEVEN

                           [Intentionally Omitted.]


                                ARTICLE TWELVE

                           [Intentionally Omitted.]


                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.  TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02.  Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first class mail, postage prepaid, addressed as follows:

          if to the Issuer:

          Globe Holdings, Inc.
          456 Bedford Street
          Fall River, Massachusetts  02720
          Attention:  Lawrence R. Walsh

          Facsimile:  (508) 679-9458

          with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois  60601
          Attention:  Stephen L. Ritchie
          Facsimile:  (312) 861-2200

          if to the Trustee:

          Norwest Bank Minnesota, National Association
          Norwest Center
          Sixth & Marquette
          Minneapolis, Minnesota  55479-0069
          Attention:  Corporate Trust Services
          Facsimile:  (612) 667-9825

          The Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA
(S) (S) 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, other than with respect to the authentication of the Securities for original issuance on the Issue Date, the Issuer shall furnish to the Trustee upon the Trustee's request:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.  Governing Law.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

SECTION 13.09.   No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.   No Recourse Against Others.

          A past, present or future director, officer, employee, incorporator, shareholder or limited or general partner, as such, of the Issuer or any of its Subsidiaries shall not have any liability for any obligations of the Issuer or any of its Subsidiaries under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11.   Successors.

          All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.


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

SECTION 13.12. Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13. Severability.

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


                           [signature page follows]

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                       ISSUER:

                         Globe Holdings, Inc., a Massachusetts corporation



                         By    /s/ Thomas A. Rodgers, III
                           -----------------------------------------------
                            Name:  Thomas A. Rodgers, III
                            Title: President


                       TRUSTEE:

                         Norwest Bank Minnesota, National Association



                         By    /s/ Curtis D. Schwegman
                           -----------------------------------------------
                            Name:  Curtis D. Schwegman
                            Title: Assistant Vice President

                                  EXHIBIT A-1

                              [Form of Security]


THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (d) SUCH TRANSFER IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEE'S NAME) IN THE BOOKS MAINTAINED BY THE REGISTRAR, AND IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE ISSUER, IF ITS SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (ii) TO THE ISSUER OR
(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITIES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THIS SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR FEDERAL INCOME TAX PURPOSES. FOR THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE

DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS SECURITY FOR FEDERAL INCOME TAX PURPOSES, HOLDERS MAY CONTACT THE COMPANY'S REPRESENTATIVE, LAWRENCE R. WALSH, VICE PRESIDENT, FINANCE AND ADMINISTRATION, AT (508) 674-3585.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF 14% SENIOR DISCOUNT NOTES DUE 2009 OF THE COMPANY AND ONE WARRANT ("WARRANT") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1.4155 SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY. PRIOR TO THE EARLIEST TO OCCUR OF (I) THE DATE THAT IS SIX MONTHS FOLLOWING THE INITIAL SALE OF THE UNITS, (II) THE COMMENCEMENT OF AN EXCHANGE OFFER (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT) WITH RESPECT TO THE SECURITIES,
(III) THE DATE A SHELF REGISTRATION STATEMENT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT) WITH RESPECT TO THE SECURITIES IS DECLARED EFFECTIVE, (IV) A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE), OR (V) SUCH DATE AS BANCAMERICA ROBERTSON STEPHENS MAY, IN ITS SOLE DISCRETION, DEEM APPROPRIATE, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATE FROM. BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.



                                     A-1-2

                             Globe Holdings, Inc.
                       14% Senior Discount Note Due 2009

                                                               CUSIP No. _______

No.                                                                         $

          Globe Holdings, Inc., a Massachusetts corporation (the "Issuer"), for value received, promises to pay to __________ or registered assigns, the principal sum of __________ Dollars (which amount includes amortization of the original issue discount) on August 1, 2009.

          Interest Payment Dates: February 1 and August 1, commencing on February 1, 2004

          Record Dates:  January 15 and July 15

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuer has caused this security to be signed manually or by facsimile by its duly authorized officers.


                         Globe Holdings, Inc.,
                         a Massachusetts corporation



                         By
                           --------------------------------------
                           Name:
                           Title:



                         By
                           --------------------------------------
                           Name:
                           Title:



                                     A-1-3

Trustee's Certificate of Authentication


          This is one of the 14% Senior Discount Notes due 2009 referred to in the within-mentioned Indenture.

Date of Authentication:

                              Norwest Bank Minnesota, National
                              Association, as Trustee



                              By
                                -------------------------------------
                                  Authorized Signatory



                                     A-1-4

                             (REVERSE OF SECURITY)

                       14% Senior Discount Note Due 2009


     1. Accreted Value and Interest. (a) The Securities will accrete in value until August 1, 2003 at a rate of 14% per annum, compounded semi-annually on February 1 and August 1 of each year to an aggregate principal amount of $49,086,000.

     (b) Globe Holdings, Inc., a Massachusetts corporation (the "Issuer"), promises to pay interest on the principal amount at maturity of this Security at the rate per annum shown above. Interest will not accrue or be payable on this Security prior to August 1, 2003. From August 1, 2003, interest on this Security will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 1, 2003. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 1, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time in accordance with Section 2.12 of the Indenture at the rate borne by the Securities to the extent lawful.

     2. Method of Payment. The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the record date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender unless a Holder of Securities has given wire transfer instructions in which case the Issuer will be required to make payment of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by such Holder. The Issuer may deliver any such payments to the Paying Agent or to a Holder at the Holder's registered address.

          All references herein to payments of principal, premium, if any, and interest on the Securities shall be deemed to include any applicable Liquidated Damages that may become payable in respect of the Securities.

     3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the


                                     A-1-5

Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

     4. Indenture. The Issuer issued the Securities under an Indenture dated as of August 6, 1998 (the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). This Security is one of a duly authorized issue of Securities of the Issuer designated as its 14% Senior Discount Notes due 2009 issued on the Issue Date (the "Initial Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $49,086,000, which may be issued under the Indenture. The Securities include the Initial Securities, the Private Exchange Securities and the Unrestricted Securities, as defined below, issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Issuer. Each Holder, by accepting a Security, agrees to be bound by all terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     5. Optional Redemption. (i) The Securities will be redeemable at the option of the Issuer, in whole or in part, at any time and from time to time on or after August 1, 2003, at the Redemption Prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, if redeemed during the 12-month period beginning on August 1, of the years indicated below:

                                                         Redemption
     Year                                                   Price
     ----                                                ----------

     2003 ..........................................      107.000%
     2004 ..........................................      104.667%
     2005 ..........................................      102.333%
     2006 and thereafter............................      100.000%

          (ii) At any time prior to August 1, 2001, the Issuer may on any one or more occasions redeem from the net proceeds of one or more Equity Offerings up to an aggregate of 35.0% in aggregate principal amount at maturity of the Securities at a redemption price of 114% of the Accreted Value thereof, together with Liquidated Damages, if any, to the redemption date; provided that at least 65% of the aggregate principal amount at maturity of Securities remains outstanding immediately after the occurrence of such redemption.


                                     A-1-6

          (iii) At any time prior to August 1, 2003, the Securities may be redeemed, in whole but not in part, at the option of the Issuer at any time within 180 days a Change of Control, at a redemption price equal to the sum of
(i) 100% of the Accreted Value thereof, together with Liquidated Damages, if any, to the redemption date, plus (ii) the Applicable Premium.

     6. Notice of Redemption. Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed to such Holder's registered address, at least 30 but not more than 60 days before the Redemption Date. Securities in denominations larger than $1,000 may be redeemed in part.

     7. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Issuer shall be required to offer to repurchase all or a portion of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price, on or prior to August 1, 2003, equal to 100% of the Accreted Value thereof, together with Liquidated Damages, if any, to the date of repurchase, and thereafter, equal to 101% of the principal amount at maturity thereof, plus accrued interest to the date of repurchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

     8. Limitation on Disposition of Assets. Under certain circumstances the Issuer is required to apply the net cash proceeds from Asset Sales to offer to repurchase Securities at a price equal to (a) 100% of the Accreted Value thereof, together with Liquidated Damages, if any, at the date such Asset Sale Offer is consummated, if consummated on or prior to August 1, 2003, and (b) 100% of the aggregate principal amount thereof, plus accrued interest to the date of repurchase, if consummated after August 1, 2003.

     9. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Security being redeemed in part and (iii) during a Change of Control Offer or an Asset Sale Offer if such Security is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.


                                     A-1-7

     10. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     12. Discharge Prior to Redemption or Maturity. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of and interest on the Securities).

     13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, provide for the assumption of the Issuer's obligations to Holders of the Securities in the event of any Disposition involving the Issuer in which the Issuer is not a Surviving Person, comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under TIA, provide for the issuance of Exchange Securities or make any other change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder of a Security.

     14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Debt, make payments in respect of its Equity Interests or certain Debt, enter into transactions with Related Persons, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

     15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.


                                     A-1-8

     16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

     17. Defeasance. The Indenture contains provisions (which provisions apply to this Security) which provide that (a) the Issuer will be discharged from any and all obligations in respect of the Securities and (b) the payment of the Securities may not be accelerated upon certain Events of Default, in each case upon compliance by the Issuer with certain conditions set forth therein.

     18. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, Subsidiaries of the Issuer or their respective Affiliates as if it were not the Trustee.

     19. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or limited or general partner of the Issuer or any of its Subsidiaries shall have any liability for any obligations of the Issuer or any of its Subsidiaries under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder of a Security by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

     20. Authentication. This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

     21. Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of law other than Section 5-1401 of the New York General Obligations Law.

     22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).



                                     A-1-9

     23. CUSIP Numbers. Pursuant to a recommendation promulgated by the committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     24.  Registration Rights.

          Pursuant to the Registration Rights Agreement among the Issuer and the Initial Purchaser on behalf of the Holders of the Securities, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Issuer's 14% Senior Discount Notes due 2009 (the "Unrestricted Securities") which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Securities. The Holders of the Initial Securities shall be entitled to receive certain Liquidated Damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Liquidated Damages which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such Liquidated Damages are incorporated herein by reference and made a part hereof as if set forth herein in full.

     25. Indenture. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture, which has the text of this Security in larger type. Requests may be made to:


                             Globe Holdings, Inc.
                              456 Bedford Street
                       Fall River, Massachusetts  02720
                             Attention:  President
                          Facsimile:  (508) 679-9458


                                    A-1-10

                                ASSIGNMENT FORM



I or we assign to and transfer this Security to

-----------------------------------------------------------------------

-----------------------------------------------------------------------
                    (please print or type name and address)

-----------------------------------------------------------------------
(insert Social Security number or other identifying number of assignee)

and irrevocably appoint _____________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and
(ii) July 31, 2000 (or such later date which is two years following the last date on which the Issuer or an affiliate of the Issuer held this Security or any predecessor Security), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.


                                    A-1-11

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Dated: ______________         Signed: ___________________________
                                      (Signed exactly as name appears on the
                                      other side of this Security)


Signature Guarantee: __________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED


          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
      ---------------------         --------------------------------------
                                    NOTICE: To be executed by an executive
                                            officer


                                    A-1-12

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Issuer pursuant to
Section 4.15 or 4.16 of the Indenture, check the appropriate Box:

          Section 4.15 [   ]
          Section 4.16 [   ]

          If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount you wish to have purchased:

US$_________


Date: ________________   Your Signature: ________________________
                                         (Sign exactly as your name appears on
                                         the other side of this Security)


Signature Guarantee: ____________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


                                    A-1-13

                                  EXHIBIT A-2


THIS SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE ISSUE PRICE IS $509.31 FOR EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY. THE ORIGINAL ISSUE DISCOUNT IS $496.72 OF PRINCIPAL AMOUNT AT MATURITY. THE ISSUE DATE IS AUGUST 6, 1998. THE YIELD TO MATURITY IS ___%, COMPOUNDED SEMI-ANNUALLY.


                              Globe Holdings, Inc.
                       14% Senior Discount Note Due 2009

                                                               CUSIP No. _______

No.                                                                       $

          Globe Holdings, Inc., a Massachusetts corporation (the "Issuer"), for value received, promises to pay to __________ or registered assigns, the principal sum of __________ Dollars (which amount includes amortization of the original issue discount) on August 1, 2009.

          Interest Payment Dates: February 1 and August 1, commencing on February 1, 2004

          Record Dates: January 15 and July 15

          IN WITNESS WHEREOF, the Issuer has caused this security to be signed manually or by facsimile by its duly authorized officers.


                              Globe Holdings, Inc.,
                              a Massachusetts corporation



                              By
                                ________________________________________
                                Name:
                                Title:





                              By
                                ________________________________________
                                Name:
                                Title:

Trustee's Certificate of Authentication


          This is one of the 14% Senior Discount Notes due 2009 referred to in the within-mentioned Indenture.

Date of Authentication:

                                               Norwest Bank Minnesota, National
                                               Association, as Trustee



                                               By
                                                 _______________________________
                                                 Authorized Signatory


                                     A-2-2

                             (REVERSE OF SECURITY)


                       14% Senior Discount Note Due 2009


     1. Accreted Value and Interest. (a) The Securities will accrete in value until August 1, 2003 at a rate of 14% per annum, compounded semi-annually on February 1 and August 1 of each year to an aggregate principal amount of $49,086,000.

     (b) Globe Holdings, Inc., a Massachusetts corporation (the "Issuer"), promises to pay interest on the principal amount at maturity of this Security at the rate per annum shown above. Interest will not accrue or be payable on this Security prior to August 1, 2003. From August 1, 2003, interest on this Security will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 1, 2003. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 1, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time in accordance with Section 2.12 of the Indenture at the rate borne by the Securities to the extent lawful.

     2. Method of Payment. The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the record date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender unless a Holder of Securities has given wire transfer instructions in which case the Issuer will be required to make payment of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by such Holder. The Issuer may deliver any such payments to the Paying Agent or to a Holder at the Holder's registered address.

          All references herein to payments of principal, premium, if any, and interest on the Securities shall be deemed to include any applicable Liquidated Damages that may become payable in respect of the Securities.


                                     A-2-3

     3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

     4. Indenture. The Issuer issued the Securities under an Indenture dated as of August 6, 1998 (the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). This Security is one of a duly authorized issue of Securities of the Issuer designated as its 14% Senior Discount Notes due 2009 issued on the Issue Date (the "Initial Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $49,086,000, which may be issued under the Indenture. The Securities include the Initial Securities, the Private Exchange Securities and the Unrestricted Securities, as defined below, issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Issuer. Each Holder, by accepting a Security, agrees to be bound by all terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     5. Optional Redemption. (i) The Securities will be redeemable at the option of the Issuer, in whole or in part, at any time and from time to time on or after August 1, 2003, at the Redemption Prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, if redeemed during the 12-month period beginning on August 1, of the years indicated below:

                                         Redemption
    Year                                   Price
    ----                                ----------

    2003 ............................... 107.000%
    2004 ............................... 104.667%
    2005 ............................... 102.333%
    2006 and thereafter................. 100.000%

          (ii) At any time prior to August 1, 2001, the Issuer may on any one or more occasions redeem from the net proceeds of one or more Equity Offerings up to an aggregate of 35.0% in aggregate principal amount at maturity of the Securities at a redemption price of 114% of the Accreted Value thereof, together with Liquidated Damages, if any, to the redemption date;

                                     A-2-4
provided that at least 65% of the aggregate principal amount at maturity of Securities remains outstanding immediately after the occurrence of such redemption.

          (iii) At any time prior to August 1, 2003, the Securities may be redeemed, in whole but not in part, at the option of the Issuer at any time within 180 days a Change of Control, at a redemption price equal to the sum of
(i) 100% of the Accreted Value thereof, together with Liquidated Damages, if any, to the redemption date, plus (ii) the Applicable Premium.

     6. Notice of Redemption. Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed to such Holder's registered address, at least 30 but not more than 60 days before the Redemption Date. Securities in denominations larger than $1,000 may be redeemed in part.

     7. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Issuer shall be required to offer to repurchase all or a portion of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price, on or prior to August 1, 2003, equal to 100% of the Accreted Value thereof, together with Liquidated Damages, if any, to the date of repurchase, and thereafter, equal to 101% of the principal amount at maturity thereof, plus accrued interest to the date of repurchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

     8. Limitation on Disposition of Assets. Under certain circumstances the Issuer is required to apply the net cash proceeds from Asset Sales to offer to repurchase Securities at a price equal to (a) 100% of the Accreted Value thereof, together with Liquidated Damages, if any, at the date such Asset Sale Offer is consummated, if consummated on or prior to August 1, 2003, and (b) 100% of the aggregate principal amount thereof, plus accrued interest to the date of repurchase, if consummated after August 1, 2003.

     9. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Security being redeemed in part and (iii) during a Change of

                                     A-2-5

Control Offer or an Asset Sale Offer if such Security is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

     10. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     12. Discharge Prior to Redemption or Maturity. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of and interest on the Securities).

     13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, provide for the assumption of the Issuer's obligations to Holders of the Securities in the event of any Disposition involving the Issuer in which the Issuer is not a Surviving Person, comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under TIA, provide for the issuance of Exchange Securities or make any other change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder of a Security.

     14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Debt, make payments in respect of its Equity Interests or certain Debt, enter into transactions with Related Persons, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

                                     A-2-6

     15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

     16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

     17. Defeasance. The Indenture contains provisions (which provisions apply to this Security) which provide that (a) the Issuer will be discharged from any and all obligations in respect of the Securities and (b) the payment of the Securities may not be accelerated upon certain Events of Default, in each case upon compliance by the Issuer with certain conditions set forth therein.

     18. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, Subsidiaries of the Issuer or their respective Affiliates as if it were not the Trustee.

     19. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or limited or general partner of the Issuer or any of its Subsidiaries shall have any liability for any obligations of the Issuer or any of its Subsidiaries under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder of a Security by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

     20. Authentication. This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

     21. Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of law other than Section 5-1401 of the New York General Obligations Law.

                                     A-2-7

     22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM
(= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
(= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     23. CUSIP Numbers. Pursuant to a recommendation promulgated by the committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     24. Indenture. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture, which has the text of this Security in larger type. Requests may be made to:

                             Globe Holdings, Inc.
                              456 Bedford Street
                        Fall River, Massachusetts 02720
                             Attention: President
                           Facsimile: (508) 679-9458

                                     A-2-8

                             [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

_________________________________

_________________________________________________________________
                  (please print or type name and address)


_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing


_________________________________________________________________
attorney to transfer the Security on the books of the Issuer with full power of substitution in the premises.


Date: ________________            Your Signature: ________________________

                                                  NOTICE: The signature on this
                                                  assignment must correspond
                                                  with the name as it appears
                                                  upon the face of the within
                                                  Security in every particular
                                                  without alteration or
                                                  enlargement or any change
                                                  whatsoever and be guaranteed
                                                  by the endorser's bank or
                                                  broker.


Signature Guarantee: _____________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                     A-2-9

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Issuer pursuant to
Section 4.15 or 4.16 of the Indenture, check the appropriate Box:

          Section 4.15 [  ]
          Section 4.16 [  ]

          If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount you wish to have purchased:

US$_________


Date: ________________   Your Signature: ________________________
                                        (Sign exactly as your name appears on
                                        the other side of this Security)


Signature Guarantee: ____________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


                                    A-2-10

                                   Exhibit B

                     Form of Legend For Global Securities

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF GLOBAL SECURITIES SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES. INTERESTS OF BENEFICIAL OWNERS IN THE GLOBAL SECURITIES MAY BE TRANSFERRED OR EXCHANGED FOR CERTIFICATED SECURITIES IN ACCORDANCE WITH THE RULES AND PROCEDURES OF THE DEPOSITARY AND THE PROVISIONS OF SECTION 2.16 OF THE INDENTURE. IN ADDITION, CERTIFICATED SECURITIES SHALL BE TRANSFERRED TO ALL BENEFICIAL OWNERS IN EXCHANGE FOR THEIR

     BENEFICIAL INTERESTS IN GLOBAL SECURITIES IF (i) THE ISSUER NOTIFIES THE REGISTRAR THAT THE DEPOSITARY IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY FOR ANY GLOBAL SECURITY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE ISSUER WITHIN 90 DAYS OF SUCH NOTICE OR (ii) THE ISSUER, AT ITS OPTION, NOTIFIES THE REGISTRAR IN WRITING THAT IT ELECTS TO CAUSE THE ISSUANCE OF SECURITIES IN DEFINITIVE FORM UNDER THE INDENTURE.

                                   EXHIBIT C

                   Transferee Certificate for Institutional
                     Accredited Investors Who Are Not QIBs



                                                                __________, ____

Norwest Bank Minnesota, National Association, as Registrar
Norwest Center
Sixth & Marquette
Minneapolis, Minnesota  55479-0069
Attention:  Corporate Trust Services
Facsimile:  (612) 667-9825

          Re:  Globe Holdings, Inc.
               14% Senior Discount Notes due 2009
               ----------------------------------

Dear Sir or Madam:

     In connection with our proposed purchase of 14% Senior Discount Notes due 2009 (the "Securities") of Globe Holdings, Inc., a Massachusetts corporation (the "Issuer"), we confirm that:

          1. We are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor").

          2. Any purchase of Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors over which we have sole investment discretion and authority to deliver this certificate and to purchase the Securities.

          3. In the event that we purchase any Securities, we will acquire Securities having a minimum purchase price of as least $100,000 for our own account and for each separate account for which we are acting.

          4. We have such knowledge and experience in financial and business matters that we are capable of evaluation the merits and risks of purchasing Securities and we and any accounts for which we are acting are each able to bear the economic risks for our or their investment.

          5. We have received a copy of the Offering Memorandum dated July 30, 1998, and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

          6. We are not purchasing Securities for or on behalf of, and will not transfer Securities to, any pension or welfare plan (as defined in Section 3 of ERISA), except as may be permitted under ERISA and as described under "Notice to Investors" in the Offering Memorandum.

          We understand that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act or any securities laws of any State of the United States, and we agree on our own behalf and on behalf of each account for which we acquire any Securities, that such Securities may be offered, resold, pledged or otherwise transferred only
(i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issue so requests), (ii) to the Issuer or (iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the Registrar will not be required to accept for registration any Securities, except upon presentation of evidence satisfactory to the Issuer that the foregoing restrictions on transfer have been complied with. We further understand and agree that the Securities purchased by us will bear a legend reflecting the substances of this paragraph. We agree to notify any subsequent purchasers of the Securities from us of the resale restrictions set forth above.

          We acknowledge that you, the Issuer and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

          THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                              Very truly yours,

                              [Name of Purchaser]



                              By_________________________________
                                Name:
                                Title:

                                   EXHIBIT D


                      Form of Certificate to Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S


                                         _______________, _______


Norwest Bank Minnesota, National Association, as Registrar
Norwest Center
Sixth & Marquette
Minneapolis, Minnesota  55479-0069
Attention: Corporate Trust Services
Facsimile: (612) 667-9825

          Re:  Globe Holdings, Inc. (the "Issuer")
               14% Senior Secured Notes due 2009

Ladies and Gentlemen:

          In connection with our proposed sale of $________ aggregate principal amount of the 14% Senior Discount Notes due 2009 (the "Securities"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the transfer restrictions set forth in the Securities and, accordingly, we represent that:

          1. The offer of the Securities was not made to a person in the United States;

          2. Either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a "designated off-shore securities market" (as defined in Rule 904 of the Securities Act) and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          4. The transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          5. We have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]



                              By_____________________________
                                Name:
                                Title:

                                      D-2